UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Spero Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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675 Massachusetts Avenue, 14th Floor

Cambridge, Massachusetts 02139

July 6, 2021

To Our Stockholders:

You are cordially invited to attend the 2021 annual meeting of stockholders of Spero Therapeutics, Inc. to be held at 10:00 a.m. Eastern Time on Tuesday, August 17, 2021. This year’s annual meeting will be conducted solely via live audio webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting meetings.computershare.com/M26ZGDV. The password for the meeting is SPRO2021. You will not be able to attend the annual meeting in person.

Details regarding the meeting, the business to be conducted at the meeting, and information about Spero Therapeutics, Inc. that you should consider when you vote your shares are described in this proxy statement.

At the annual meeting, we will ask stockholders to (i) elect three people to our board of directors; (ii) ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; (iii) approve amendments to our 2017 Stock Incentive Plan, including to increase the total number of shares of common stock authorized for issuance thereunder by 3,200,000 shares, remove the “evergreen” provision and make certain other amendments; and (iv) approve an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock for issuance thereunder from 60,000,000 shares to 120,000,000 shares. The board of directors recommends the approval of each of the proposals. Such other business will be transacted as may properly come before the annual meeting.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Spero Therapeutics, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Ankit Mahadevia, M.D.

President and Chief Executive Officer

SPERO THERAPEUTICS, INC.

675 Massachusetts Avenue, 14th Floor

Cambridge, Massachusetts 02139

July 6, 2021

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TIME: 10:00 a.m. Eastern Time

DATE: Tuesday, August 17, 2021

ACCESS: meetings.computershare.com/M26ZGDV

This year’s annual meeting will be a virtual meeting via live audio webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the meeting by visiting meetings.computershare.com/M26ZGDV with the password SPRO2021 and entering the 15-digit control number included in the proxy card that you receive. For further information about the virtual annual meeting, please see the Questions and Answers about the Annual Meeting beginning on page 4.

PURPOSES:

1.	To elect three directors to serve three-year terms expiring in 2024;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	To approve amendments to our 2017 Stock Incentive Plan;

4.

To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock authorized for issuance thereunder from 60,000,000 shares to 120,000,000 shares; and

5.	To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Spero Therapeutics, Inc. common stock at the close of business on June 24, 2021.

A list of stockholders of record will be available at the annual meeting, and during the 10 days prior to the annual meeting at our principal executive offices located at 675 Massachusetts Avenue, 14th Floor, Cambridge, Massachusetts 02139.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail by following the instructions as described in this proxy statement in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Ankit Mahadevia, M.D.

President and Chief Executive Officer

i

SPERO THERAPEUTICS, INC.

675 Massachusetts Avenue, 14th Floor

Cambridge, Massachusetts 02139

PROXY STATEMENT FOR SPERO THERAPEUTICS, INC.

2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 17, 2021

This proxy statement, along with the accompanying Notice of 2021 Annual Meeting of Stockholders, contains information about the 2021 annual meeting of stockholders of Spero Therapeutics, Inc. (“Annual Meeting”), including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 10:00 a.m. Eastern Time on Tuesday, August 17, 2021. As a result of the ongoing COVID-19 pandemic, this year’s annual meeting will be conducted solely via live audio webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting meetings.computershare.com/M26ZGDV. You will not be able to attend the annual meeting in person.

In this proxy statement, we refer to Spero Therapeutics, Inc. as “Spero,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our board of directors (“Board of Directors”) for use at the Annual Meeting.

On or about July 6, 2021, we intend to begin sending this proxy statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting.

Although not part of this proxy statement, we are also sending, along with this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended, which includes our financial statements for the fiscal year ended December 31, 2020.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON AUGUST 17, 2021

This proxy statement and our Annual Report on Form 10-K are available for viewing, printing and downloading at www.edocumentview.com/SPRO. To view these materials, please have your 15-digit control number available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, as amended, which includes our financial statements, for the fiscal year ended December 31, 2020 on the website of the Securities and Exchange Commission (the “SEC”), at www.sec.gov, or in the “SEC Filings” section of the “Investors & Media” section of our website at www.sperotherapeutics.com. You may also obtain a printed copy of our Annual Report on Form 10-K, as amended, including our financial statements, free of charge, from us by sending a written request to: Spero Therapeutics, Inc., Attn: Investor Relations, 675 Massachusetts Avenue, 14th Floor, Cambridge, Massachusetts 02139. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of Spero Therapeutics, Inc. is soliciting your proxy to vote at the 2021 Annual Meeting of stockholders to be held on Tuesday, August 17, 2021 at 10:00 a.m. Eastern Time. As a result of the ongoing COVID-19 pandemic, this year’s annual meeting and any adjournments of the meeting will be conducted solely via live audio webcast on the Internet. You will be able to attend the annual meeting, vote and submit your questions during the annual meeting by visiting meetings.computershare.com/M26ZGDV. You will not be able to attend the annual meeting in person. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended, because you owned shares of Spero Therapeutics, Inc. common stock on the record date. The Company intends to commence distribution of the proxy materials to stockholders on or about July 6, 2021.

Why Are you Holding a Virtual Annual Meeting?

Due to the ongoing public health impact of COVID-19 and to support the continued health and well-being of our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management, as time permits.

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting meetings.computershare.com/M26ZGDV. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is SPRO2021.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Spero holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on August 12, 2021.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail: Computershare

Spero Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

What Happens if There Are Technical Difficulties during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call 877-373-6374 (toll free).

Who Can Vote?

Only stockholders who owned our common stock at the close of business on June 24, 2021 are entitled to vote at the Annual Meeting. On this record date, there were 29,699,147 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, whether your shares should be voted for, against or abstain with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, whether your shares should be voted for, against or abstain with respect to the increase in shares authorized for issuance under our 2017 Stock Incentive Plan and whether your shares should be voted for, against or abstain an amendment to our Amended and Restated Certificate of Incorporation, to increase the number of shares of common stock authorized for issuance. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or, if you received printed materials, in the proxy card to vote by Internet or telephone.

•

By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors’ recommendations as noted below.

•	At the meeting. If you attend the meeting, you may vote by completing an electronic ballot, which will be available at the meeting.

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Spero holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on August 12, 2021.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

Spero Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day until the Annual Meeting begins at 10:00 a.m. Eastern Time on Tuesday, August 17, 2021.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director;

•	“FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021;

•	“FOR” the approval of amendments to our 2017 Stock Incentive Plan; and

•

“FOR” the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock authorized for issuance thereunder from 60,000,000 shares to 120,000,000 shares.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet or by telephone as instructed above;

•	by notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•

by attending the Annual Meeting and voting at the meeting. Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked. Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on certain of the proposals set forth in this proxy statement without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors

The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR each of the nominees, WITHHOLD your vote from each of the nominees or WITHHOLD your vote from any of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority in voting power of the votes cast by the holders of the shares of our common stock present or represented at the meeting and voting affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021, our Audit Committee of our Board of Directors will reconsider its selection.

Proposal 3: Approve Amendments to 2017 Stock Incentive Plan

The affirmative vote of the holders of a majority in voting power of the votes cast by the holders of the shares of our common stock present or represented at the meeting and voting affirmatively or negatively for this proposal is required to approve amendments to our 2017 Stock Incentive Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 4: Approve Amendment to Amended and Restated Certificate of Incorporation

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote will be required for the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock authorized for issuance thereunder from 60,000,000 shares to 120,000,000 shares. Abstentions and broker non-votes, if any, will be treated as votes against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, Computershare Trust Company, N.A., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or otherwise provide.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

We have engaged Alliance Advisors LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $20,000 in total.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our capital stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 10:00 a.m. Eastern Time on Tuesday, August 17, 2021. This year, our Annual Meeting will be held in a virtual meeting format only. To attend the virtual Annual Meeting, go to meetings.computershare.com/M26ZGDV shortly before the meeting time, and follow the instructions for downloading the webcast. You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure Documents

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Spero has not instituted householding for stockholders of record. However, certain brokerage firms may have instituted householding for beneficial owners of shares of Spero’s common stock held through brokerage firms. If your household has multiple accounts holding shares of Spero’s common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this joint proxy statement/prospectus. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your request. Spero stockholders may decide at any time to revoke a decision to household, and thereby receive multiple copies.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by going to www.computershare.com and logging into the Investor Center to follow the instructions provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of June 1, 2021 for (a) the executive officers named in the Summary Compensation Table on page 22 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of June 1, 2021, including pursuant to the exercise of options, to be outstanding for the purpose of computing the percentage ownership of such individual or group, but not outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 29,678,265 shares of common stock outstanding on June 1, 2021.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Principal Stockholders
Entities affiliated with Aquilo Capital Management, LLC (1)	3,932,209	13.25%
Entities affiliated with BVF Inc. (2)	2,768,278	9.99%
S.R. One, Limited (3)	1,740,606	5.86%
BlackRock, Inc. (4)	1,731,600	5.83%

Named Executive Officers and Directors
Ankit Mahadevia, M.D. (5)	848,926	2.86%
Christina Larkin (6)	203,332	*
David Melnick, M.D. (7)	178,229	*
Milind Deshpande, Ph.D. (8)	83,804	*
Jean-François Formela, M.D. (9)	2,425,682	8.17%
Scott Jackson (10)	5,417	*
John C. Pottage, Jr., M.D. (11)	17,544	*
Cynthia Smith (12)	16,835	*
Frank E. Thomas (13)	46,022	*
Patrick Vink, M.D. (14)	48,725	*
All current executive officers and directors as a group (13 persons) (15)	3,990,473	13.45%

*	Indicates beneficial ownership of less than 1%.

(1)

Aquilo Capital Management, LLC is an investment advisor that serves as the general partner and investment manager to each of Aquilo Capital, L.P. and Aquilo Capital LO, L.P. (previously known as Aquilo Capital II, L.P.), (collectively, the “Aquilo Funds”), and may be deemed to be the beneficial owner of all shares of common stock held by the Aquilo Funds. Mr. Marc Schneidman, as Managing Member of Aquilo Capital Management, LLC, with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all shares of common stock held by the Aquilo Funds. Each of the Aquilo Funds and Mr. Schneidman expressly disclaims beneficial ownership over any of the shares of common stock held by the Aquilo Funds. The address for Aquilo Capital, L.P. and Aquilo Capital II, L.P. is One Letterman Drive, Suite D4900, Building D, The Presidio, San Francisco, California 94129. This information is based solely on a Schedule 13G/A filed by Aquilo Capital, L.P. with the SEC on February 16, 2021, which reported ownership as of December 31, 2020.

(2)

Consists of (i) 1,649,735 shares of common stock held by Biotechnology Value Fund, L.P., or BVF, (ii) 950,942 shares of common stock held by Biotechnology Value Fund II, L.P., or BVF II, and (iii) 134,912 shares of common stock held by Biotechnology Value Trading Fund OS LP, or Trading Fund OS. BVF I GP LLC, or BVF GP, as general partner of BVF, may be deemed to beneficially own 1,649,735 shares of common stock beneficially owned by BVF. BVF II GP LLC, or BVF II GP, as general partner of BVF II, may be deemed to beneficially own 950,942 shares of common stock beneficially owned by BVF II. BVF Partners OS Ltd, or Partners OS, as general partner of Trading Fund OS, may be deemed to beneficially own 134,912 shares of common stock beneficially owned by Trading Fund OS. BVF GP Holdings LLC, or BVF GPH, as the sole member of BVF GP and BVF II GP, may be deemed to beneficially own 2,600,677 shares of common stock beneficially owned in the aggregate by BVF GP and BVF II GP. BVF Partners L.P., or Partners, as investment manager of BVF, BVF II and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 2,768,278 shares of common stock beneficially owned in the aggregate by BVF, BVF II, Trading Fund OS, and certain managed accounts of Partners, or the Partners Managed Accounts, including 32,689 shares of common stock held in the Partners Managed Accounts. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 2,768,278 shares of common stock owned by Partners. Mark N. Lampert is a director and officer of BVF Inc., and may be deemed to beneficially own the 2,768,278 shares of common stock beneficially owned by BVF, Inc. Together, BVF, BVF II, BVF GP, BVF II GP, Trading Fund OS, BVF GPH, Partners OS, Partners, BVF Inc. and Mark N. Lampert (the “BVF Entities”) hold 1,000 shares of Series B Convertible Preferred Stock (“Series B Preferred”) convertible for an aggregate of 1,000,000 shares of common stock. The Series B Preferred may not be converted if, after such conversion, the BVF Entities would beneficially own more than 9.99% of the common stock then issued and outstanding (the “Series B Blocker”). As of December 31, 2020, the Series B Blocker limited the aggregate conversion of Series B Preferred to 525,000 of the 1,000,000 shares of common stock underlying the Series B Preferred. As a result of the Series B Blocker, included in the percentage of shares beneficially owned as of December 31, 2020 is the maximum number of shares of common stock issuable upon conversion of Series B Preferred up to the limit imposed by the Series B Blocker, and excluded are the remaining shares of common stock issuable upon conversion of Series B Preferred that are prevented from converting due to the Series B Blocker. Together the BVF Entities also hold 2,287 shares of Series C Convertible Preferred Stock (the “Series C Preferred”) convertible for an aggregate of 2,287,000 shares of common stock. The Series C Preferred may not be converted if, after such conversion, the BVF Entities would beneficially own more than 9.99% of the common stock then issued and outstanding (the “Series C Blocker”). As of December 31, 2020, the Series C Blocker limits the aggregate conversion of Series C Preferred by the BVF Entities to 0 out of the 2,287,000 shares of common stock underlying the Series C Preferred. Together the BVF Entities also hold 3,215,000 shares of Series D Convertible Preferred Stock (the “Series D Preferred”) convertible for an aggregate of 3,215,000 shares of common stock. The Series D Preferred may not be converted if, after such conversion, the BVF Entities would beneficially own more than 9.99% of the common stock then issued and outstanding (the “Series D Blocker”). As of December 31, 2020, the Series D Blocker limits the aggregate conversion of Series D Preferred by the BVF Entities to 0 out of the 3,215,000 shares of common stock underlying the Series D Preferred. BVF GP disclaims beneficial ownership of the shares of common stock beneficially owned by BVF. BVF II GP disclaims beneficial ownership of the shares of common stock beneficially owned by BVF II. Partners OS disclaims beneficial ownership of the shares of common stock beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares of common stock beneficially owned by BVF GP and BVF II GP. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of common stock beneficially owned by BVF, BVF II, Trading Fund OS, and the Partners Management Accounts. The address of the principal business and office of BVF Inc. and certain of its affiliates is 1 Sansome Street, 30th Floor, San Francisco, California, 94194. This information is based solely on a Schedule 13G/A filed with the SEC on February 16, 2021, which reported ownership as of December 31, 2020.

(3)	Consists of 1,740,606 shares of common stock owned by S.R. One, Limited, or S.R. One, an indirect wholly owned subsidiary of GlaxoSmithKline plc. The address for S.R. One is 161 Washington Street,

Suite 500, Eight Tower Bridge, Conshohocken, Pennsylvania 19428. This information is based solely on a Schedule 13D/A filed by GlaxoSmithKline plc with the SEC on December 7, 2020, which reported ownership as of November 5, 2020.

(4)

Consists of 1,731,600 shares of common stock owned by BlackRock, Inc. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. This information is based solely on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 2, 2021, which reported ownership as of December 31, 2020.

(5)

Consists of (i) 65,817 shares of common stock held by Mahadevia-Mehta Family Trust, of which Dr. Mahadevia is the trustee, and (ii) 783,109 shares of common stock underlying options that are exercisable as of June 1, 2021 or will become exercisable within 60 days after such date held by Dr. Mahadevia.

(6)

Consists of (i) 1,500 shares of common stock and (ii) 201,832 shares of common stock underlying options that are exercisable as of June 1, 2021 or will become exercisable within 60 days after such date held by Ms. Larkin.

(7)	Consists of 178,229 shares of common stock underlying options that are exercisable as of June 1, 2021 or will become exercisable within 60 days after such date held by Dr. Melnick.

(8)

Consists of (i) 16,454 shares of common stock and (ii) 67,350 shares of common stock underlying options that are exercisable as of June 1, 2021 or will become exercisable within 60 days after such date held by Dr. Deshpande.

(9)

Consists of 1,376,968 shares held directly by Atlas Venture Fund IX. Atlas Venture Associates IX, L.P., or AVA IX LP, is the general partner of Atlas Venture Fund IX, and Atlas Venture Associates IX, LLC, or AVA IX LLC, is the general partner of AVA IX LP. Peter Barrett, Bruce Booth, Jean-François Formela, M.D., Jeff Fagnan, and Ryan Moore are the members of AVA IX LLC and collectively make investment decisions on behalf of Atlas Venture Fund IX. Dr. Formela is also a member of our Board of Directors. Dr. Formela disclaims beneficial ownership of such shares of common stock, except to the extent of his pecuniary interest therein, if any. The address for Atlas Venture Fund IX, is 25 First Street, Suite 303, Cambridge, Massachusetts 02141. This information is based solely on a Schedule 13G/A filed by Atlas Venture Fund IX, L.P. with the SEC on February 2, 2021, which reported ownership as of December 31, 2020. Also consists of 1,031,160 shares held directly by Atlas Venture Fund X, LLC, or Atlas Fund X. Atlas Venture Associates X, L.P., or AVA X LP, is the general partner of Atlas Venture Fund X, and Atlas Venture Associates X, LLC, or AVA X LLC, is the general partner of AVA X LP. Peter Barrett, Bruce Booth, Jean-François Formela, M.D., David Gragzel and Jason Rhodes are the members of AVA X LLC and collectively make investment decisions on behalf of Atlas Venture Fund X. Dr. Formela is also a member of our Board of Directors. Dr. Formela disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any. This information is based solely on a Schedule 13D/A filed by Atlas Venture Fund X, L.P. with the SEC on February 16, 2021, which reported ownership as of such date. Also includes 17,554 shares of common stock underlying options that are exercisable as of June 1, 2021 or will become exercisable within 60 days after such date held by Dr. Formela.

(10)	Consists of 5,417 shares of common stock underlying options that are exercisable as of June 1, 2021 or will become exercisable within 60 days after such date held by Mr. Jackson.

(11)	Consists of 17,544 shares of common stock underlying options that are exercisable as of June 1, 2021 or will become exercisable within 60 days after such date held by Dr. Pottage.

(12)	Consists of 16,835 shares of common stock underlying options that are exercisable as of June 1, 2021 or will become exercisable within 60 days after such date held by Ms. Smith.

(13)	Consists of 46,022 shares of common stock underlying options that are exercisable as of June 1, 2021 or will become exercisable within 60 days after such date held by Mr. Thomas.

(14)	Consists of 48,725 shares of common stock underlying options that are exercisable as of June 1, 2021 or will become exercisable within 60 days after such date held by Dr. Vink.

(15)	See 5 through 14 above; also includes Tamara Joseph, Timothy Keutzer and Satyavrat Shukla, each of whom is an executive officer but not a named executive officer.

MANAGEMENT AND CORPORATE GOVERNANCE MATTERS

The Board of Directors

Our amended and restated By-Laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of eight members, classified into three classes as follows:

(1)	Cynthia Smith, Scott Jackson and John C. Pottage, Jr., M.D. constitute our Class I directors with a term ending at the upcoming 2021 Annual Meeting;

(2)	Patrick Vink, M.D. and Frank E. Thomas constitute our Class II directors with a term ending at the 2022 annual meeting; and

(3)	Milind Deshpande, Ph.D., Jean-François Formela, M.D. and Ankit Mahadevia, M.D. constitute our Class III directors with a term ending at the 2023 annual meeting.

On March 31, 2021, our Board of Directors accepted the recommendation of the Nominating and Corporate Governance Committee and voted to nominate Cynthia Smith, Scott Jackson and John C. Pottage, Jr., M.D. for election at the Annual Meeting for a term of three years to serve until the 2024 annual meeting of stockholders, and until their respective successors have been elected and qualified or subject to their earlier death, resignation or removal. Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, and descriptions of their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below.

Name	Age	Position with the Company
Milind Deshpande, Ph.D.	65	Chairman of the Board of Directors
Jean-François Formela, M.D.	64	Director
Scott Jackson	56	Director
Ankit Mahadevia, M.D.	40	Chief Executive Officer, President and Director
John C. Pottage, Jr., M.D.	68	Director
Cynthia Smith	52	Director
Frank E. Thomas	51	Director
Patrick Vink, M.D.	58	Director

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Spero Therapeutics, Inc., either directly or indirectly. Based upon this review, our Board of Directors has determined that the following members of the Board of Directors are “independent directors” as defined by The Nasdaq Stock Market: Milind Deshpande, Ph.D., Jean-François Formela, M.D., Scott Jackson, John C. Pottage, Jr., M.D., Cynthia Smith, Frank E. Thomas, and Patrick Vink, M.D.

Milind Deshpande, Ph.D. has served on our Board of Directors since January 2014 and currently serves as chairman of our Board of Directors. Dr. Deshpande is the President and Chief Executive Officer at Nayan Therapeutics since February 2019, and President and Chief Executive Officer of Avilar Therapeutics since January 2020. He is also a Venture Partner at RA Capital, where he has served since October 2018. Dr. Deshpande served as President and Chief Executive Officer of Achillion Pharmaceuticals, Inc. and served on Achillion’s board of directors from May 2013 until May 2018. He joined Achillion in September 2001 as Vice

President of Chemistry, was named Head of Drug Discovery in April 2002, Senior Vice President of Drug Discovery in December 2002, Senior Vice President and Chief Scientific Officer in December 2004, Executive Vice President of Research and Chief Scientific Officer in June 2007 and President of Research and Development in October 2010. Prior to joining Achillion, Dr. Deshpande was Associate Director of Lead Discovery and Early Discovery Chemistry at the Pharmaceutical Research Institute at Bristol-Myers Squibb Co. from 1991 to 2001, where he managed the identification of new clinical candidates to treat infectious and neurological diseases. From 1988 to 1991, he held a faculty position at Boston University Medical School. Dr. Deshpande received his Ph.D. in Organic Chemistry from Ohio University, following his undergraduate education in India. We believe that Dr. Deshpande is qualified to serve on our Board of Directors due to his extensive experience in the life sciences industry.

Jean-François Formela, M.D. has served on our Board of Directors since March 2013. Dr. Formela is currently a partner at Atlas Venture and focuses on novel drug discovery approaches and therapeutics. He joined Atlas Venture in 1993 to build the U.S. life sciences franchise. He is a director and co-founder of IFM Therapeutics, Intellia Therapeutics (Nasdaq: NTLA), Korro Bio, Triplet Therapeutics and Translate Bio (Nasdaq: TBIO). Jean-François also serves on the boards of F-star, Ikena Oncology and Scorpion Therapeutics. His prior investments include Adnexus, ArQule (Nasdaq: ARQL), Arteaus Therapeutics (acquired by Eli Lilly), CoStim Pharmaceuticals (acquired by Novartis), deCODE (Nasdaq: DCGN), Exelixis (Nasdaq: EXEL) and NxStage (Nasdaq: NXTM). Dr. Formela is a member of the Partners Healthcare Innovation Advisory Board and a former trustee of the Boston Institute of Contemporary Art. He received his M.D. from Paris University School of Medicine and his M.B.A. from Columbia University. We believe Dr. Formela’s experience in the life sciences industry, as well as his practice of medicine, provides him with the qualifications and skills to serve as a director of our Company.

Scott Jackson has served on our Board of Directors since April 2020. Mr. Jackson served as Chief Executive Officer and as a member of the board of directors of Celator Pharmaceuticals, Inc. from April 2008 until July 2016, when the company was acquired by Jazz Pharmaceuticals plc. Mr. Jackson has more than thirty years of corporate leadership experience in the pharmaceutical and biotechnology industry and has held positions of increasing responsibility in sales, marketing and commercial development at Eli Lilly & Company, SmithKline Beecham plc, ImClone Systems Incorporated, Centocor Inc., a division of Johnson & Johnson, Eximias Pharmaceutical Corporation and YM BioSciences Inc. Mr. Jackson presently serves on the boards of MacroGenics, Inc. and GlycoMimetics, Inc. Mr. Jackson holds a B.S. in pharmacy from the Philadelphia College of Pharmacy and Science and an M.B.A. from the University of Notre Dame. We believe that Mr. Jackson’s extensive executive leadership experience in the pharmaceutical industry and his experience as a member of the board of directors of other publicly traded biotechnology companies, as well as his broad life sciences industry knowledge qualifies him to serve on our Board of Directors.

Ankit Mahadevia, M.D. has served as our Chief Executive Officer and President since March 2015 and has been a member of our Board of Directors since September 2013. He was formerly a Venture Partner in the life sciences group at Atlas Venture, located in Cambridge, Massachusetts. In that capacity he supported the formation of eight companies focused on novel drug discovery platforms and therapeutic products, including Nimbus Therapeutics, Arteaus Therapeutics (acquired by Lilly), and Translate Bio (Nasdaq: TBIO). He led three of these companies as acting CEO, including Synlogic (Nasdaq: SYBX). Prior to joining Atlas Venture in 2008, Dr. Mahadevia worked on product and business development with the founding team at Arcion Therapeutics, Inc. He has also held positions in business development both at Genentech, Inc. and at Vanda Pharmaceuticals Inc. Previously, he worked in the health care groups of McKinsey & Company and Monitor Group. Dr. Mahadevia began his career in health care policy, with roles in the U.S. Senate Health, Education, Labor, and Pensions committees, the U.S. Government Accountability Office and the Mexican Institute of Social Security. He has spoken widely on entrepreneurship, including at Harvard University, Columbia University, Northwestern University, and the Berkeley Forum. Dr. Mahadevia has also been active in the policy of life science innovation, including service on the Advisory Council at the NIH National Center for Advancing Translational Sciences. Dr. Mahadevia holds an M.D. from the Johns Hopkins School of Medicine, an M.B.A. from the Wharton School at the University of Pennsylvania and a B.A. in Economics and Biology from Northwestern University. We believe that Dr. Mahadevia is qualified to serve on our Board of Directors due to his experience serving as our Chief Executive Officer and President and his extensive experience in the life sciences industry.

John C. Pottage, Jr., M.D. has served on our Board of Directors since September 2018. Dr. Pottage served as Senior Vice President and Chief Scientific and Medical Officer of ViiV Healthcare from November 2009 to October 2019. From September 2008 to November 2009, Dr. Pottage served as Senior Vice President, Head of Infectious Disease Medicine Development Center and, from June 2007 to September 2008, as the Vice President, Global Clinical Development of Antivirals, at GlaxoSmithKline. Prior to joining GlaxoSmithKline, Dr. Pottage served as Chief Medical Officer and Senior Vice President of Drug Development of Achillion Pharmaceuticals from May 2002 to May 2007. From July 1998 to May 2002, Dr. Pottage served as Medical Director of Vertex Pharmaceuticals. We believe that Dr. Pottage’s extensive industry and executive experience, his broad experience within the biopharmaceutical sector and his knowledge of the life sciences industry qualifies him to serve on our Board of Directors.

Cynthia Smith has served on our Board of Directors since March 2019. Ms. Smith was Chief Commercial Officer of ZS Pharma, from June 2013 to December 2016. ZS Pharma became a subsidiary of AstraZeneca after its acquisition in December 2015. Prior to joining ZS Pharma, Ms. Smith was Vice President, Market Access & Commercial Development at Affymax, Inc., a biotechnology company focused on the development and commercialization of novel renal therapies, including a new anemia drug for chronic kidney disease patients. Ms. Smith was employed at Affymax from October 2008 to March 2013. Prior to Affymax, Ms. Smith was Executive Director of Healthcare System and Medicare Strategy at Merck. During her tenure at Merck from June 2000 to October 2008, she also held various leadership positions in corporate strategy, public policy, and external affairs, including global crisis management for the Vioxx recall. Before joining the pharmaceutical industry, she served in the White House Office of Management and Budget (OMB) in the Clinton Administration. Ms. Smith earned an MBA from the Wharton School of the University of Pennsylvania, an MS in public policy from the Eagleton Institute of Politics at Rutgers University, and a BA from the University of North Carolina at Chapel Hill. Ms. Smith also serves on the boards of directors of Dicerna Pharmaceuticals, Akebia Therapeutics and Protara Therapeutics, Inc. We believe that Ms. Smith’s extensive management experience in the healthcare industry and her experience as a member of the board of directors of other publicly traded biotechnology companies, as well as her broad life sciences industry knowledge, qualifies her to serve on our Board of Directors.

Frank E. Thomas has served on our Board of Directors since July 2017. Mr. Thomas is currently President and Chief Operating Officer of Orchard Therapeutics, a development-stage biotechnology company based in the United Kingdom, where he served as Chief Financial Officer and Chief Business Officer from January 2018 to December 2019. Prior to Orchard, Mr. Thomas served as the President and Chief Operating Officer of AMAG Pharmaceuticals, Inc., a publicly traded commercial-stage pharmaceutical company, from April 2015 to April 2017, as AMAG’s Executive Vice President and Chief Operating Officer from May 2012 through April 2015 and as Executive Vice President, Chief Financial Officer and Treasurer from August 2011 through May 2012. Prior to AMAG, he served as Senior Vice President, Chief Operating Officer and Chief Financial Officer for Molecular Biometrics, Inc., a commercial-stage medical diagnostics company, from October 2008 to July 2011. Prior to Molecular Biometrics, Mr. Thomas spent four years at Critical Therapeutics, Inc., a public biopharmaceutical company, from April 2004 to March 2008, where he was promoted to President in June 2006 and Chief Executive Officer in December 2006 from the position of Senior Vice President and Chief Financial Officer. He also served on the board of directors of Critical Therapeutics from 2006 to 2008. Prior to 2004, Mr. Thomas served as the Chief Financial Officer and Vice President of Finance and Investor Relations at Esperion Therapeutics, Inc., a public biopharmaceutical company. Mr. Thomas was a member of the board of directors of the Massachusetts Biotechnology Council from 2007 to 2015 and currently serves as a member of the board of directors of Zafgen, Inc., a public biopharmaceutical company, which he joined in June 2014 and Larimar Therapeutics Inc, which he joined in May 2020. Mr. Thomas holds a B.B.A. from the University of Michigan, Ann Arbor. We believe that Mr. Thomas’ extensive commercial and operational management experience at biopharmaceutical companies and with financial matters qualifies him to serve on our Board of Directors.

Patrick Vink, M.D. has served on our Board of Directors since September 2015. Dr. Vink has been an advisor to the pharmaceutical industry since 2015 and non-executive board member of several companies. Most recently, Dr. Vink served as Executive Vice-President and Chief Operating Officer for Cubist Pharmaceuticals, Inc., overseeing all worldwide commercial and technical operations as well as global alliance management and managing the company’s profit and loss. He joined Cubist in 2012 as Senior Vice-President and Head of all International Business Operations. In this role, he was responsible for the all business activities in International markets outside USA. Prior to joining Cubist, Dr. Vink served as Senior Vice President, Global Head of Hospital Business and Global Head of Biologics for Mylan Inc. In this role, Dr. Vink managed the global hospital business of the company. He joined Mylan in 2008 and established a number of global functions for the company in Switzerland. Before joining Mylan, Dr. Vink held several leadership positions across the industry, including Head of Global Business Franchise Biopharmaceuticals for Novartis Sandoz; Vice President International Business for Biogen, Inc.; and Head of Worldwide Marketing, Cardiovascular and Thrombosis for Sanofi-Synthélabo SA. Dr. Vink served as a member of the Executive Committee of the European Federation of Pharmaceutical Industries and Associations (EFPIA) between 2013 and 2015. Dr. Vink graduated as a medical doctor from the University of Leiden, Netherlands in 1988 and obtained his M.B.A. in 1992 from the University of Rochester. Dr. Vink serves on the boards of directors of Santhera Pharmaceuticals AG, Amryt Pharma PLC., and is Chairman of the board of directors of two privately held companies. We believe that Dr. Vink is qualified to serve on our Board of Directors because of his extensive operational business experience, significant knowledge of the activities of our company, and diverse background serving on the board of directors of various public and private life science companies.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2020, there were five meetings of our Board of Directors, and the various committees of the Board of Directors met a total of eight times. No director attended fewer than 75% of the total number of meetings of the Board of Directors and of committees of the Board of Directors on which such director served during the fiscal year ended December 31, 2020. The Board of Directors has adopted a policy under which each member of the Board of Directors makes every effort to but is not required to attend each annual meeting of our stockholders.

Audit Committee. Our Audit Committee met four times during the fiscal year ended December 31, 2020. This committee currently has four members, Frank E. Thomas (Chairman), Scott Jackson, John C. Pottage, Jr., M.D., and Patrick Vink, M.D. Mr. Jackson joined the committee on May 15, 2020. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by The Nasdaq Stock Market, as such standards apply specifically to members of audit committees. The Board of Directors has determined that Mr. Thomas is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

A copy of the Audit Committee’s written charter is publicly available on our website at www.sperotherapeutics.com.

Compensation Committee. Our Compensation Committee met four times during the fiscal year ended December 31, 2020. This committee currently has four members, Patrick Vink, M.D. (Chairman), Jean-François Formela, M.D., Milind Deshpande, Ph.D., and Cynthia Smith. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers the Spero Therapeutics, Inc. 2017 Stock Incentive Plan or the 2017 Plan and our 2019 Inducement Equity Incentive Plan, as amended. The Compensation Committee is responsible for the determination of the compensation of our chief executive officer and shall conduct its decision-making process with respect to that issue without the chief executive officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market.

The Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as an independent advisor to the Compensation Committee to provide executive compensation consulting services. Meridian did not provide any services to the Company other than executive compensation consulting services during the fiscal year ended December 31, 2020. In compliance with the SEC and the corporate governance rules of The Nasdaq Stock Market, Meridian provided the Compensation Committee with a letter addressing each of the six independence factors. Their responses affirm the independence of Meridian and the partners, consultants, and employees who service the Compensation Committee on executive compensation matters and governance issues.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.sperotherapeutics.com.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee (“Nominating Committee”) has three members, Milind Deshpande, Ph.D. (Chairman), Jean-François Formela, M.D., and Frank E. Thomas. The committee acted by unanimous written consents rather than meeting during the fiscal year ended December 31, 2020. Our Board of Directors has determined that all members of the Nominating Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market. The Nominating Committee’s responsibilities are set forth in the Nominating Committee’s written charter and include:

•	identifying and recommending candidates for membership on our Board of Directors;

•	recommending directors to serve on board committees;

•	reviewing and recommending our corporate governance guidelines and policies;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	evaluating, and overseeing the process of evaluating, the performance of our Board of Directors and individual directors; and

•	assisting our Board of Directors on corporate governance matters.

Generally, our Nominating Committee considers candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. Once identified, the Nominating Committee will evaluate a candidate’s qualifications in accordance with the criteria set forth in our Corporate Governance Guidelines. Our Nominating Committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating Committee will consider issues of diversity among its members in identifying and considering nominees for director, and strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the Board of Directors and its committees.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to the Board of Directors, it must follow the procedures described in our amended and restated By-Laws and in “Stockholder

Proposals and Nominations For Director” at the end of this proxy statement. Any such recommendation should be made in writing to the Nominating and Governance Committee, care of our Secretary at our principal office, and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the nomination is made:

•	all information relating to such person that would be required to be disclosed in a proxy statement;

•	certain biographical and share ownership information about the stockholder and any other proponent, including a description of any derivative transactions in the Company’s securities;

•	a description of certain arrangements and understandings between the proposing stockholder and any beneficial owner and any other person in connection with such stockholder nomination; and

•	a statement whether or not either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of voting shares sufficient to carry the proposal.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	certain biographical information concerning the proposed nominee;

•	all information concerning the proposed nominee required to be disclosed in solicitations of proxies for election of directors;

•	certain information about any other security holder of the Company who supports the proposed nominee;

•	a description of all relationships between the proposed nominee and the recommending stockholder or any beneficial owner, including any agreements or understandings regarding the nomination; and

•	additional disclosures relating to stockholder nominees for directors, including completed questionnaires and disclosures required by our amended and restated By-Laws.

Corporate Governance Guidelines. Our Board of Directors has adopted corporate governance guidelines, which apply to our principal executive officer, our principal financial and accounting officer and all of our other employees, to assist in the exercise of its duties and responsibilities and to serve the best interests of our Company and our stockholders. The guidelines provide that:

•	our Board of Directors’ principal responsibility is to oversee the management of our Company;

•	except as required by The Nasdaq Stock Market rules, a majority of the members of our Board of Directors must be independent directors;

•	the independent directors meet in executive session at least twice a year;

•	directors have full and free access to management and, as necessary, independent advisors; and

•	our nominating and corporate governance committee will oversee periodic self-evaluations of the Board of Directors to determine whether it and its committees are functioning effectively.

Copies of the Nominating Committee’s written charter and our Corporate Governance Guidelines are publicly available on the Company’s website at www.sperotherapeutics.com.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, see “Certain Relationships and Related Person Transactions.”

Board Leadership Structure and Role in Risk Oversight

The Company’s Board of Directors is currently chaired by Milind Deshpande, Ph.D. As a general policy, our Board of Directors believes that separation of the positions of chairman and chief executive officer reinforces the independence of our Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board of Directors as a whole. As such, Dr. Mahadevia serves as our Chief Executive Officer while Dr. Deshpande serves as the chairman of our Board of Directors but is not an officer.

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with the Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of the Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Executive Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm and our Chief Executive Officer. The Audit Committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our Board of Directors regarding these activities.

Policy Prohibiting Hedging

We maintain an Insider Trading Policy that prohibits our officers, directors, and employees from, among other things, engaging in speculative transactions in our securities, including by way of the purchase or sale of a put option, a call option or a short sale (including a short sale “against the box”), or engaging in hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds.

Stockholder Communications to the Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations department at 857-242-1600 or ir@sperotherapeutics.com. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board of Directors at Spero Therapeutics, Inc., 675 Massachusetts Avenue, 14th Floor, Cambridge, Massachusetts 02139. Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as: junk mail and mass mailings; resumes and other forms of job inquiries; surveys; and solicitations or advertisements. In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors. We have employment agreements or consulting agreements with each of our executive officers.

Name	Age	Position
Tamara Joseph	58	Chief Legal Officer
Timothy Keutzer	53	Chief Development Officer
Cristina Larkin	51	Chief Operating Officer
David Melnick, M.D.	69	Chief Medical Officer
Satyavrat Shukla	49	Chief Financial Officer

Satyavrat Shukla joined the Company as its Chief Financial Officer on January 4, 2021. Effective as of such date, Stephen J. DiPalma resigned as the Company’s Interim Chief Financial Officer. Mr. DiPalma’s resignation was not as a result of any disagreement with our Board of Directors or any matter related to our operations, product candidates, policies or practices.

Tamara Joseph has served as our Chief Legal Officer since December 2020. She has over 20 years of leadership roles in the biotechnology sector, overseeing legal, public and government affairs, compliance and risk management. Ms. Joseph most recently served as General Counsel at Millendo Therapeutics, Inc. and previously served as General Counsel at Enzyvant Therapeutics Ltd., InVivo Therapeutics Holdings Corp., Cubist Pharmaceuticals, Inc., Mayne Pharma Ltd., and Transkaryotic Therapies, Inc. Her experience also includes establishing and leading the ex-US operations of the Biogen Idec Inc. legal and public affairs departments. Ms. Joseph received her B.A. in economics from Duke University, her J.D. from the University of Michigan Law School and her L.L.M. degrees from the College of Europe in Belgium and the University of Paris.

Timothy Keutzer has served as our Chief Development Officer since June 2019. He has over 20 years’ experience in the pharmaceutical industry, spanning multiple functional and therapeutic areas. Prior to joining Spero, Mr. Keutzer served in various roles at Cubist Pharmaceuticals, including Vice President of Program and Portfolio Management from May 2014 to July 2015. At Cubist Mr. Keutzer was the program leader for ceftolozane/tazobactam, which progressed rapidly from Phase 1 to Phase 3, and was approved in the FDA in December of 2014. Prior to that role, he also led several of Cubist’s inlicensed development programs, and also led the commercial supply chain for Cubicin. His experience before Cubist spans multiple drug classes and includes preclinical PK/PD and clinical operations at Genetics Institute, as well as global strategic marketing and program management at Wyeth. Tim began his career in contract toxicology labs. Mr. Keutzer earned his bachelor’s degree from the University of Kentucky.

Cristina Larkin has served as our Chief Operating Officer since September 2017 and had previously served as our Chief Commercial Officer since March 2016. Ms. Larkin has over 26 years of experience developing strategic commercial insights for biopharmaceutical companies and their infectious disease products such as Avycaz®, Dalvance®, Teflaro®, Levaquin® and Floxin®. Prior to joining us, Ms. Larkin founded CLC Insights, LLC. Prior to that, since 2004, she worked at Actavis, plc, formerly Forest Laboratories, Inc., where she served in various positions, including Assistant Vice President from 2014 to 2015. During that time, Ms. Larkin led the commercial hospital antibiotic franchise team and was responsible for the U.S. launch and execution strategy for several antibiotics. Additionally, she was a member of the business assessments and business development team and played an integral role in several strategic ventures, including the out-licensing of ceftaroline to AstraZeneca plc and the acquisition of Durata. From 1996 to 2002, Ms. Larkin served in various roles at Ortho-McNeil Pharmaceutical, LLC. Ms. Larkin received a bachelor’s degree from Florida State University.

David Melnick, M.D. has served as our Chief Medical Officer since January 2018. Prior to joining Spero, Dr. Melnick served as Vice President of Clinical Development for Anti-Infectives at Allergan since 2015.

In that capacity, he oversaw the development and regulatory approval of Teflaro®, Avycaz®, and Dalvance® in the United States. Prior to Allergan, Dr. Melnick served fifteen years at AstraZeneca in various levels of increasing responsibility, most recently as Vice President of Clinical Development for Anti-Infectives. In that capacity, he oversaw the late-stage clinical development of Merrem®, Teflaro®, and Avycaz®. In addition, he served as the acting Vice President for early development at AstraZeneca. He received his medical training at Columbia University, followed by a Residency in Internal Medicine at The New York Hospital-Cornell Medical Center. Following a Fellowship in Infectious Disease at Yale University, he held faculty positions at the Boston University School of Medicine and the National Institute of Allergy and Infectious Diseases. He subsequently joined Kaiser-Permanente as a practicing Infectious Diseases specialist and as the Director of HIV Clinical Research at Kaiser Permanente Mid-Atlantic, with a faculty appointment at Georgetown University.

Satyavrat Shukla has served as our Chief Financial Officer since January 2021. He has over 20 years of strategic and financial leadership experience. He was most recently Chief Financial Officer at Ziopharm Oncology, Inc. from July 2019 to December 2020, where he directed all of Ziopharm’s financial aspects, including financial planning, analysis and reporting, treasury and tax functions, capital strategy and investor relations. Prior to Ziopharm, Mr. Shukla was Vice President and Global Head of Corporate Finance for Vertex Pharmaceuticals, Inc. from July 2012 to July 2019, where he managed financial planning, analysis and budgeting, and led the annual long-range planning process encompassing Vertex’s entire portfolio and operations across more than 30 countries. Previously, Mr. Shukla was a Principal at Cornerstone Research, where he led teams providing consulting services for life science clients ranging from start-ups to multi-billion-dollar corporations. Prior to Cornerstone, he worked for finance consulting firms LECG Corporation and Putnam, Hayes & Bartlett, Inc. Mr. Shukla earned a B.A. in Economics from Harvard University and an M.B.A. in Finance and Strategy from Yale University. He also holds the Chartered Financial Analyst designation.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2020 and 2019 to our President and Chief Executive Officer and our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2020 and were serving as executive officers as of such date.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All other Compensation ($)(4)(5)	Total ($)
Ankit Mahadevia, M.D.	2020	536,667	—	—	1,153,962	424,049	6,110	2,120,788
Chief Executive Officer	2019	497,083	—	285,023	752,778	250,000	4,490	1,789,374

Christina Larkin	2020	404,052	—	—	352,600	225,968	9,342	991,962
Chief Operating Officer	2019	394,167	—	118,493	271,837	158,000	5,486	947,983

David Melnick, M.D.	2020	411,450	—	—	352,600	229,548	6,315	999,913
Chief Medical Officer	2019	389,167	—	118,493	271,837	156,000	4,292	939,789

(1)

Amounts represent the aggregate grant date fair value for performance-based stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 9 to our consolidated financial statements for the year ended December 31, 2020.

(2)

Amounts represent the aggregate grant date fair value for option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 9 to our consolidated financial statements for the year ended December 31, 2020.

(3)

Amounts represent annual cash bonuses earned for the applicable fiscal year. The annual cash bonuses are paid in the first quarter of the calendar year following the year in which the cash bonus relates.

(4)

Amounts in this column include (i) in the case of Mr. Mahadevia, $792 consists of the dollar value of life insurance premiums the Company paid with respect to term life insurance and $5,318 in a Company matching contribution under our 401(k) plan, (ii) in the case of Ms. Larkin, $792 consists of the dollar value of life insurance premiums the Company paid with respect to term life insurance and $8,550 in a Company matching contribution under our 401(k) plan and (iii) in the case of Mr. Melnick, $792 consists of the dollar value of life insurance premiums the Company paid with respect to term life insurance and $5,523 in a Company matching contribution under our 401(k) plan.

(5)

Amounts in this column for the year ended December 31, 2019 include (i) in the case of Mr. Mahadevia, $792 consists of the dollar value of life insurance premiums the Company paid with respect to term life insurance and $3,698 in a Company matching contribution under our 401(k) plan, (ii) in the case of Ms. Larkin, $792 consists of the dollar value of life insurance premiums the Company paid with respect to term life insurance and $4,694 in a Company matching contribution under our 401(k) plan and (iii) in the case of Mr. Melnick, $792 consists of the dollar value of life insurance premiums the Company paid with respect to term life insurance and $3,500 in a Company matching contribution under our 401(k) plan.

Narrative Disclosure to Summary Compensation Table

Our employment arrangements with our named executive officers are described below.

Ankit Mahadevia, M.D.

On March 2, 2015, Dr. Mahadevia executed an offer letter with respect to his employment as our Chief Executive Officer beginning on the same date. Under the terms of the offer letter, Dr. Mahadevia’s annual base salary was $360,500 in 2016 and $400,000 effective on May 19, 2017. Under the offer letter, he was eligible to receive an annual incentive bonus determined at the discretion of our Board of Directors or Compensation Committee, with a target bonus opportunity of 30% of his then-current base salary.

Dr. Mahadevia entered into a new employment agreement on October 20, 2017. This agreement provides for the following increased severance payments upon termination by us without Cause (as defined below) or by Dr. Mahadevia for Good Reason (as defined below): (i) payment of his then current base salary for a period of 12 months following termination; (ii) a pro-rated target bonus for the period during which Dr. Mahadevia was employed in the year of termination; and (iii) continued coverage under our group health insurance plan until the earlier of 12 months from termination or the date Dr. Mahadevia becomes eligible for medical benefits with another employer. Further, the new agreement provides that upon termination by us without Cause or by Dr. Mahadevia for Good Reason within 90 days prior to the earlier to occur of a Change of Control (as defined below) or the execution of a definitive agreement the consummation of which would result in a Change of Control or one year following a Change of Control (a “Change of Control Termination”), Dr. Mahadevia will be entitled to receive (i) a lump sum payment equal to 12 months of his then-current base salary plus a pro-rated target bonus for the period during which Dr. Mahadevia was employed in the year of termination; (ii) acceleration of all unvested equity awards as of the date of termination; and (iii) continued coverage under our group health insurance plan until the earlier of 12 months from termination or the date Dr. Mahadevia becomes eligible for medical benefits with another employer. Payment in each case is subject to Dr. Mahadevia’s execution of a release satisfactory to us following such termination.

In addition, if Dr. Mahadevia’s employment terminates as a result of disability or death, he shall be entitled to receive a pro-rated target bonus for the period during which Dr. Mahadevia was employed in the year of termination. The new agreement also provides that Dr. Mahadevia shall serve as a member of our Board of Directors during his employment with us until the term of his directorship expires and he is not re-elected or his earlier resignation or removal from our Board of Directors.

In December 2017, Dr. Mahadevia’s base salary was increased, effective January 1, 2018, to $465,000 with a target bonus opportunity of 50% of base salary. In December 2018, Dr. Mahadevia’s base salary was increased, effective February 1, 2019, to $500,000 with a target bonus opportunity of 50% of his base salary. In December 2019, Dr. Mahadevia’s base salary was increased, effective February 1, 2020, to $540,000, with a target bonus opportunity of 50% of his base salary. In December 2020, Dr. Mahadevia’s base salary was increased, effective February 1, 2021, to $565,000, with a target bonus opportunity of 50% of his base salary.

Cristina Larkin

In February 2016, Cristina Larkin, our then Chief Commercial Officer, executed an offer letter with respect to her employment beginning on March 7, 2016. In September 2017, Ms. Larkin was promoted to Chief Operating Officer, in connection with which her bonus target was increased from 25% to 30% of her then-current base salary. In October 2017, we entered into a new employment agreement with Ms. Larkin, which provided for a base salary of $345,000 and eligibility for an annual incentive bonus, with a target bonus opportunity of 30% of her then-current base salary. In December 2017, Ms. Larkin’s base salary was increased, effective January 1, 2018, to $385,000 with a target bonus opportunity of 35% of base salary. In December 2018, Ms. Larkin’s base salary was increased, effective February 1, 2019, to $395,000 with a target bonus opportunity of 40% of base salary. In December 2019, Ms. Larkin’s base salary was increased, effective February 1, 2020, to $404,875 with a target bonus opportunity of 40% of her base salary. In December 2020, Ms. Larkin’s base salary was increased, effective February 1, 2021, to $430,000 with a target bonus opportunity of 40% of her base salary.

The agreement also provides for the following severance payments upon termination by us without Cause or by Ms. Larkin for Good Reason: (i) payment of her then-current base salary for a period of nine months following termination; (ii) a pro-rated target bonus for the period during which Ms. Larkin was employed in the year of termination; and (iii) continued coverage under our group health insurance plan until the earlier of 12 months from termination or the date Ms. Larkin becomes eligible for medical benefits with another employer. Further, the agreement provides that upon termination by us without Cause or by Ms. Larkin for Good Reason within 90 days prior to the earlier to occur of a Change of Control or the execution of a definitive agreement the consummation of which would result in a Change of Control or one year following a Change of Control (a “Change of Control Termination”), Ms. Larkin will be entitled to receive: (i) a lump sum payment equal to 12 months of her then-current base salary plus a pro-rated target bonus for the period during which Ms. Larkin was employed in the year of termination; (ii) acceleration of (A) all unvested equity awards as of the date of termination if Ms. Larkin’s employment commenced at least 24 months prior to a Change of Control (B) 50% of all unvested equity awards as of the date of termination if Ms. Larkin’s employment commenced fewer than 24 months but at least 12 months prior to a Change of Control or (C) 25% of all unvested equity awards as of the date of termination if Ms. Larkin’s employment commenced fewer than 12 months prior to a Change of Control; and (iii) continued coverage under our group health insurance plan until the earlier of 12 months from termination or the date Ms. Larkin becomes eligible for medical benefits with another employer. Payment in each case is subject to Ms. Larkin’s execution of a release satisfactory to us following such termination. In addition, if Ms. Larkin’s employment terminates as a result of disability or death, she shall be entitled to receive a pro-rated target bonus for the period during which Ms. Larkin was employed in the year of termination.

David Melnick, M.D.

On December 13, 2017, we entered into an agreement with Dr. Melnick with respect to his employment as our Chief Medical Officer commencing on January 4, 2018. The terms of Mr. Melnick’s agreement provided for an annual base salary of $380,000 prorated for fiscal year 2018, and eligibility for an annual incentive bonus, with a target bonus opportunity of 35% of his then-current base salary. In December 2018, Dr. Melnick’s base salary was increased, effective February 1, 2019, to $390,000 with a target bonus opportunity of 40% of base salary. In addition, Dr. Melnick was granted an option to purchase 135,000 shares of common stock and received a sign-on bonus of $10,000. In December 2019, Dr. Melnick’s base salary was increased, effective February 1, 2020, to $413,400 with a target bonus opportunity of 40% of his base salary. In December 2020, Dr. Melnick’s base salary was increased, effective February 1, 2021, to $430,000 with a target bonus opportunity of 40% of his base salary.

The agreement also provides for the following severance payments upon termination by us without Cause or by Dr. Melnick for Good Reason: (i) payment of his then-current base salary for a period of nine months following termination; (ii) a pro-rated target bonus for the period during which Dr. Melnick was employed in the year of termination; and (iii) continued coverage under our group health insurance plan until the earlier of 12 months from termination or the date Dr. Melnick becomes eligible for medical benefits with another employer. Further, the agreement provides that upon termination by us without Cause or by Dr. Melnick for Good Reason within 90 days prior to the earlier to occur of a Change of Control or the execution of a definitive agreement the consummation of which would result in a Change of Control or one year following a Change of Control (a “Change of Control Termination”), Dr. Melnick will be entitled to receive: (i) a lump sum payment equal to 12 months of his then-current base salary plus a pro-rated target bonus for the period during which Dr. Melnick was employed in the year of termination; (ii) acceleration of (A) all unvested equity awards as of the date of termination if Dr. Melnick’s employment commenced at least 24 months prior to a Change of Control (B) 50% of all unvested equity awards as of the date of termination if Melnick’s employment commenced fewer than 24 months but at least 12 months prior to a Change of Control and (C) 25% of all unvested equity awards as of the date of termination if Dr. Melnick’s employment commenced fewer than 12 months prior to a Change of Control; and (iii) continued coverage under our group health insurance plan until the earlier of 12 months from termination or the date Dr. Melnick becomes eligible for medical benefits with another employer. Payment in each case is subject to Dr. Melnick’s execution of a release satisfactory to us following such termination. In addition, if Dr. Melnick’s employment terminates as a result of disability or death, he shall be entitled to receive a pro-rated target bonus for the period during which Dr. Melnick was employed in the year of termination.

Under each of the employment agreements, Cause means (i) the executive’s conviction of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (ii) the executive’s willful failure or refusal to comply with lawful directions of our Board of Directors, with respect to Dr. Mahadevia, or of our Chief Executive Officer, with respect to Dr. Melnick and Ms. Larkin, which failure or refusal continues for more than thirty days after written notice is given to the executive by our Board of Directors, with respect to Dr. Mahadevia, or by our Chief Executive Officer, with respect to Dr. Melnick and Ms. Larkin, which notice sets forth in reasonable detail the nature of such failure or refusal; (iii) willful and material breach by the executive of a written company policy applicable to the executive or the executive’s covenants and/or obligations under his or her employment agreement or the material breach of the executive’s proprietary information and inventions assignment agreement; and/or (iv) material misconduct by the executive that seriously discredits or damages us or any of our affiliates.

Under each of the employment agreements, Good Reason means (i) relocation of the executive’s principal business location to a location more than thirty (30) miles from the executive’s then-current business location; (ii) a material diminution in the executive’s duties, authority or responsibilities; (iii) a material reduction in the executive’s base salary; (iv) willful and material breach by us of our covenants and/or obligations under the executive’s employment agreement; or (v) within one year following a Change of Control, the executive is not an executive of the parent company, provided that the executive’s roles responsibilities and scope of authority within the subsidiary is not comparable to the executive’s roles, responsibilities and scope of authority with us prior to the Change of Control.

Under each of the employment agreements, Change of Control means (i) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company, or any affiliate, parent or subsidiary of the Company, or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions; (ii) a merger or consolidation of the Company other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; (iii) our stockholders approve an agreement for the sale or disposition by the Company of all or substantially all of our assets; or (iv) a change in the composition of our Board of Directors, as a result of which fewer than a majority of the directors are incumbent directors.

All of our executive officers have entered into our standard proprietary information and inventions assignment agreement.

Outstanding Equity Awards at 2020 Fiscal Year-End

On June 30, 2017, we completed a series of transactions pursuant to which Spero Therapeutics, LLC merged with and into Spero Therapeutics, Inc., with Spero Therapeutics, Inc. continuing as the surviving corporation (the “2017 Reorganization”). As part of the 2017 Reorganization, each of the capital units of Spero Therapeutics, LLC issued and outstanding prior to the 2017 Reorganization was cancelled and converted into and exchanged for one share of Spero Therapeutics, Inc. capital stock of the same class and/or series, and each of the incentive units of Spero Therapeutics, LLC was terminated and cancelled. Promptly after the 2017 Reorganization, previous holders of incentive units who were still employed by us at the time of the Reorganization received stock options under the 2017 Plan. Such stock options were granted for the same number of shares of our common stock as the number of incentive units cancelled, and the stock options were granted with continued vesting on the same terms and with similar rights and restrictions as the incentive units. All such stock options have an exercise price of $5.90.

The following table shows grants of stock options outstanding on the last day of the fiscal year ended December 31, 2020 to each of the executive officers named in the Summary Compensation Table.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested (#)	Market Value of Shares or Units of Stock that Have not Vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Ankit Mahadevia, M.D.	22,213	(1)	—		$5.90	7/5/2027	—	—	—		—
	101,488	(2)	—		$5.90	7/5/2027	—	—	—		—
	118,888	(3)	—		$5.90	7/5/2027	—	—	—		—
	208,874	(4)	43,346	(4)	$5.90	7/5/2027	—	—	—		—
	93,809	(5)	31,270	(5)	$11.63	12/12/2027	—	—	—		—
	86,250	(6)	93,750	(6)	$6.26	1/1/2029	—	—	—		—
	—		32,925	(7)	$12.81	3/29/2029	—	—	—		—
	—		180,000	(8)	$9.34	2/2/2030	—	—	—		—
	—		—		—	—	—	—	16,687	(9)	213,760

Cristina Larkin	8,434	(10)	—		$5.90	7/5/2027	—	—	—		—
	6,490	(11)	—		$5.90	7/5/2027	—	—	—		—
	60,454	(4)	10,325	(4)	$5.90	7/5/2027	—	—	—		—
	46,905	(5)	15,635	(5)	$11.63	12/12/2027	—	—	—		—
	31,146		33,854	(6)	$6.26	1/1/2029	—	—	—		—
	—		11,890	(7)	$12.81	3/29/2029	—	—	—		—
	—		55,000	(8)	$9.34	2/2/2030	—	—	—		—
	—		—		—	—	—	—	6,937	(9)	88,863

David Melnick, M.D.	98,438	(12)	36,562	(12)	$12.14	1/3/2028	—	—	—		—
	31,146	(6)	33,854	(6)	$6.26	1/1/2029	—	—	—		—
	—	(7)	11,890	(7)	$12.81	3/29/2029	—	—	—		—
	—		55,000	(8)	$9.34	2/2/2030	—	—	—		—
	—		—		—	—	—	—	6,937	(9)	88,863

(1)	100% of these options vested on August 24, 2019.

(2)

As part of the 2017 Reorganization, Dr. Mahadevia was granted options to replace his previously awarded incentive units in Spero Therapeutics, LLC. The options vest in accordance with the vesting terms of Dr. Mahadevia’s previously held incentive units: 25% of the underlying shares were deemed vested

April 28, 2017, the first anniversary of the vesting commencement date, with an additional 1/36th of the remaining shares vesting monthly thereafter until the option is fully vested. In addition, in the event of a Change of Control Termination, the vesting of these options will accelerate in accordance with the terms of the option and his employment agreement.

(3)	100% of these options vested on July 6, 2017.

(4)

25% of the options vested on July 6, 2018 and an additional 1/36th of the remaining shares vest monthly until the option is fully vested. In addition, in the event of a Change of Control Termination, the vesting of these options will accelerate in accordance with the terms of the option and his or her employment agreement.

(5)

25% of the options vested on December 13, 2018 and an additional 1/36th of the remaining shares vest monthly until the option is fully vested. In addition, in the event of a Change of Control Termination, the vesting of these options will accelerate in accordance with the terms of the option and his or her employment agreement.

(6)

25% of the options vested on January 2, 2020 and an additional 1/36th of the remaining shares vest monthly until the option is fully vested. In addition, in the event of a Change of Control Termination, the vesting of these options will accelerate in accordance with the terms of the option and his or her employment agreement.

(7)

These performance-based options, which were granted in March 2019, vest in four equal installments upon the achievement, within the performance period ending December 31, 2020, of certain performance goals, which are more fully described below under “Performance-Based Equity Incentive Awards,” and are contingent on the executive remaining an employee, director or consultant of Spero as of each such date.

(8)

25% of the options vest on February 3, 2021 and an additional 1/36th of the remaining shares vest monthly until the option is fully vested. In addition, in the event of a Change of Control Termination, the vesting of these options will accelerate in accordance with the terms of the option and his or her employment agreement.

(9)

These performance-based restricted stock units, which were granted in March 2019, vest in four equal installments upon the achievement, within the performance period ending December 31, 2020, of certain performance goals, which are more fully described below under “Performance-Based Equity Incentive Awards,” and are contingent on the executive remaining an employee, director or consultant of Spero as of each such date. In January 2021, the performance-based awards were cancelled due to the non-achievement of the performance-based vesting criteria.

(10)

As part of the Company’s 2017 Reorganization, Ms. Larkin was granted options to replace her previously awarded incentive units in Spero Therapeutics, LLC. The options vest in accordance with the vesting terms of Ms. Larkin’s previously held incentive units: 25% of the underlying shares were deemed vested on March 7, 2017, the first anniversary of the vesting commencement date, with an additional 1/36th of the remaining shares vesting monthly thereafter until the option is fully vested. In addition, in the event of a Change of Control Termination, the vesting of these options will accelerate in accordance with the terms of the option and her employment agreement.

(11)

As part of the Reorganization, Ms. Larkin was granted options to replace her previously awarded incentive units in Spero Therapeutics, LLC. The options vest in accordance with the vesting terms of Ms. Larkin’s previously held incentive units: 25% of the underlying shares were deemed vested April 28, 2017, the first anniversary of the vesting commencement date, with an additional 1/36th of the remaining shares vesting monthly thereafter until the option is fully vested. In addition, in the event of a Change of Control

Termination, the vesting of these options will accelerate in accordance with the terms of the option and her employment agreement.

(12)

25% of the options vested on January 4, 2019 and an additional 1/36th of the remaining shares vest monthly until the option is fully vested. In addition, in the event of a Change of Control Termination, the vesting of these options will accelerate in accordance with the terms of the option and his employment agreement.

Performance-Based Equity Incentive Awards

Historically, we have generally granted stock options with time-based vesting to our executives at the time of hire and on an annual basis thereafter. In March 2019, in addition to the foregoing, we granted an aggregate of 150,000 performance-based options and restricted stock units (“RSUs”) to our senior executives. These options and RSUs (the “Performance Awards”) were subject to performance-based vesting eligibility and a subsequent partial time-based vesting schedule. Specifically, the Performance Awards were eligible for vesting based on the achievement of performance criteria, each representing a 25% vesting opportunity if achieved within a specified time during the performance period (the “Performance Period”), and relating to (i) the release of tebipenem HBr top-line data; (ii) FDA acceptance of a tebipenem HBr New Drug Application; (iii) non-dilutive financing; and (iv) equity financing. Following the Performance Period, Performance Awards determined to be eligible for vesting as a result of achievement of the performance criteria would vest as follows: (a) 50% of the eligible award will vest immediately, and (b) the remaining eligible award would vest (i) in the case of options, in equal monthly instalments ending two years after the Performance Period expiration, and (ii) in the case of RSUs, on such two year anniversary. The Performance Awards would be subject to provisions of the executives’ employment agreements regarding acceleration of vesting in the event of certain termination events following a change in control only to the extent previously determined to be eligible for vesting as a result of achievement of the performance criteria. We believed the achievement of the performance criteria would require significant execution and effort by the executives with no assurance of achievement guaranteed. Awards for which the performance criteria had not been achieved as specified during the Performance Period would lapse.

In January 2021, the performance-based awards were cancelled due to the non-achievement of the performance-based vesting criteria, and the awards were added back to the shares of common stock available for issuance under the 2017 Plan. None of the outstanding options and awards had vested as of December 31, 2020.

Potential Payments upon Termination or Change-In-Control

The employment agreements provide for the following severance payments upon termination by us without Cause or by the employee for Good Reason: (i) payment of the employee’s then-current base salary for a period of nine months following termination (12 months in the case of the Chief Executive Officer); (ii) a pro-rated target bonus for the period during which the employee was employed in the year of termination; and (iii) continued coverage under our group health insurance plan until the earlier of 12 months from termination or the date the employee becomes eligible for medical benefits with another employer.

Further, the agreements provide that upon termination by us without Cause or by the employee for Good Reason within 90 days prior to or one year following the earlier to occur of a Change of Control (as defined in the executive’s employment agreements) or the execution of a definitive agreement the consummation of which would result in a Change of Control, the employee will be entitled to receive: (i) a lump sum payment equal to 12 months of the employee’s then-current base salary plus a pro-rated target bonus for the period during which the employee was employed in the year of termination; (ii) acceleration of unvested equity awards as of the date of termination in accordance with the terms of the executive’s employment agreement, as described above under “Narrative Disclosure to Summary Compensation Table;” and (iii) continued coverage under our group health insurance plan until the earlier of 12 months from termination or the date the employee becomes eligible for medical benefits with another employer. Payment in each case is subject to the employee’s execution of a release satisfactory to us following such termination. In addition, if the employee’s employment terminates as a result of disability or death, he or she shall be entitled to receive a pro-rated target bonus for the period during which the employee was employed in the year of termination.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2020 to each of our current and former non-employee directors. Scott Jackson joined our Board of Directors in April 2020. Directors who are employed by us are not compensated for their service on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards* ($)(6)		Total($)
Milind Deshpande, Ph.D.	42,500	109,418	(2)(5)	151,918
Jean-François Formela, M.D.	9,000	109,418	(2)(5)	118,418
Scott Jackson (1)	30,104	291,356	(4)(5)	321,460
John C. Pottage, Jr., M.D.	52,500	74,426	(5)	126,926
Cynthia Smith	40,000	74,426	(5)	114,426
Frank E. Thomas	36,500	91,922	(3)(5)	128,422
Patrick Vink, M.D.	17,500	109,418	(2)(5)	126,918

*

These amounts represent the aggregate grant date fair value of options granted to each director in the fiscal year ended December 31, 2020, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 9 to our consolidated financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(1)	Mr. Jackson joined our Board of Directors in April 2020.

(2)

Represents an option to purchase 5,408 shares of common stock at an exercise price of $9.87. The shares underlying the option award vest and became fully exercisable on December 31, 2020, subject to the individual’s continued service as of such date.

(3)

Represents an option to purchase 2,704 shares of common stock at an exercise price of $9.87. The shares underlying the option award vest and became fully exercisable on December 31, 2020, subject to the individual’s continued service as of such date.

(4)

Represents an option to purchase 15,000 shares of common stock at an exercise price of $13.94. The shares underlying the option award vest in thirty-six equal monthly installments at the end of each successive month following June 23, 2020, subject to the individual’s continued service as of such date.

(5)

Represents an option to purchase 7,500 shares of common stock at an exercise price of $13.52. The shares underlying the option award vest and became fully exercisable on October 27, 2021, subject to the individual’s continued service as of such date.

(6)

As of December 31, 2020, the aggregate number of options held by each of our non-employee directors was as follows (representing both exercisable and unexercisable option awards, none of which have been exercised):

Name	Number of Shares Underlying Outstanding Stock Options
Milind Deshpande, Ph.D.	73,535
Jean François Formela, M.D.	25,054
Scott Jackson	22,500
John C. Pottage, Jr., M.D.	25,719
Cynthia Smith	25,719
Frank E. Thomas	52,865
Patrick Vink, M.D.	55,568

Non-Employee Director Compensation Policy

Under our Non-Employee Director Compensation Policy, as amended, each non-employee director is eligible to receive compensation for his or her service consisting of annual cash retainers and equity awards. Our non-employee directors receive the following annual retainers for their service:

Position	Retainer
Board Member	$35,000
Board Chairperson (additional retainer)	30,000
Lead Director, if any (additional retainer)	18,750
Audit Committee Chair	15,000
Compensation Committee Chair	10,000
Nominating and Governance Committee Chair	7,500
Audit Committee Member	7,500
Compensation Committee Member	5,000
Nominating and Governance Committee Member	4,000

In December 2019 we amended our Non-Employee Director Compensation Policy to provide the following with respect to equity awards to non-employee directors: (i) the initial equity award consisting of a non-qualified stock option to purchase shares of our common stock upon first appointment to our Board of Directors and vesting in equal monthly installments until the third anniversary of the grant date subject to the non-employee director’s continued service, was increased from 12,146 shares to 15,000 shares, and (ii) annual equity awards consisting of a non-qualified stock option to purchase shares of our common stock vesting on the first anniversary of the grant date subject to the non-employee director’s continued service, were increased from 6,073 shares to 7,500 shares,. The policy was further amended to provide that, prior to the beginning of each calendar year, a non-employee director may elect to receive all or a portion of his or her base annual fee for service on our Board of Directors (i.e., $35,000) in the form of a non-qualified stock option to purchase a number of shares of our common stock based on the Black-Scholes value of such option, which option will be granted on the first business day of the calendar year. These options vest in four quarterly installments on the last day of each calendar quarter during the calendar year, subject to the continued service of the non-employee director.

Directors may be reimbursed for travel, food, lodging and other expenses directly related to their service as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws.

EQUITY COMPENSATION PLANS AND OTHER BENEFIT PLANS

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2020.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by stockholders (1)(3)	3,137,233	8.42	288,432
Equity compensation plans not approved by stockholders (2)	545,000	12.96	481,500
Total:	3,682,233	9.10	769,932

(1)	This plan category consists of the Company’s 2017 Stock Incentive Plan.

(2)	This plan category consists of the Company’s 2019 Inducement Equity Incentive Plan.

(3)

Under the Company’s 2017 Stock Incentive Plan, the number of shares of common stock that may be issued automatically increases on an annual basis on the first day of each fiscal year, beginning with the fiscal year ended December 31, 2019 until and including the fiscal year ending December 31, 2027, by an amount equal to the lesser of (i) 607,324 shares of common stock, (ii) 4% of the number of outstanding shares of our common stock on such date, or (iii) an amount determined by our Board of Directors or Compensation Committee.

Benefits Programs

Each named executive employee is eligible to participate in our benefits programs, which include health, life, disability and dental insurance and a 401(k) retirement savings plan.

Spero Therapeutics, Inc.’s 2017 Stock Incentive Plan

We adopted the Spero Therapeutics, Inc. 2017 Stock Incentive Plan on June 28, 2017, as amended on October 18, 2017 (the “2017 Plan”). The 2017 Plan will expire on June 30, 2027. Under the 2017 Plan, we may grant incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and other stock-based awards.

Since its adoption, there have been 4,518,373 shares of our common stock authorized for issuance under the 2017 Plan, which amount includes the automatic increase effective as of January 1, 2021. As of June 1, 2021, there were 3,813,715 shares outstanding and 225,221 shares available for grant under the 2017 Stock Incentive Plan.

Our Board of Directors is authorized to administer the 2017 Plan. In accordance with the provisions of the 2017 Plan, our Board of Directors determines the terms of the options and other awards issued pursuant thereto, including the following:

•	which employees, directors and consultants shall be granted awards;

•	the number of shares of common stock subject to options and other awards;

•	the exercise price of each option, which generally shall not be less than fair market value of the common stock on the date of grant;

•	the termination or cancellation provisions applicable to the options;

•	the terms and conditions of other awards, including conditions for repurchase, termination or cancellation, issue price and repurchase price; and

•	all other terms and conditions upon which each award may be granted in accordance with the 2017 Plan.

No participant may receive awards for more than 1,000,000 shares of our common stock in any fiscal year.

In addition, our Board of Directors or any committee to which our Board of Directors delegates authority may, with the consent of the affected plan participants, amend outstanding awards consistent with the terms of the 2017 Plan.

Upon a merger, consolidation, or sale of all or substantially all of our assets, our Board of Directors or any committee to which our Board of Directors delegates authority, or the Board of Directors of any corporation assuming our obligations, may, in its sole discretion, take any one or more of the following actions pursuant to the 2017 Plan, as to some or all outstanding awards, to the extent not otherwise agreed under any individual agreement:

•	provide that outstanding options will be assumed or substituted for options of the successor corporation;

•

provide that the outstanding options must be exercised within a certain number of days, either to the extent the options are then exercisable, or at our Board of Directors’ discretion, any such options being made partially or fully exercisable;

•

terminate outstanding options in exchange for a cash payment of an amount equal to the difference between (a) the consideration payable upon consummation of the corporate transaction to a holder of the number of shares into which such option would have been exercisable to the extent then exercisable, or in our Board of Directors’ discretion, any such options being made partially or fully exercisable, and (b) the aggregate exercise price of those options;

•

provide that outstanding stock grants will be substituted for shares of the successor corporation or consideration payable with respect to our outstanding stock in connection with the corporate transaction; and

•

terminate outstanding stock grants in exchange for payment of an amount equal to the consideration payable upon consummation of the corporate transaction to a holder of the same number of shares comprising the stock grant, to the extent the stock grant is no longer subject to any forfeiture or repurchase rights, or at our Board of Directors’ discretion, all forfeiture and repurchase rights being waived upon the corporate transaction. For purposes of determining such payments, in the case of a corporate transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair market value thereof as determined in good faith by our Board of Directors.

In connection with the Company’s 2017 Reorganization, all outstanding incentive units issued under Spero Therapeutics, LLC’s operating agreement were cancelled. Any incentive unit holders who were employees, directors or consultants of the Company at the time of the 2017 Reorganization were issued options under the 2017 Plan with continued vesting on the same schedule and the same terms as such person’s incentive units.

Spero Therapeutics, Inc.’s 2019 Inducement Equity Incentive Plan

On March 11, 2019, the Board of Directors adopted Spero Therapeutics, Inc.’s 2019 Inducement Equity Incentive Plan, as amended on June 23, 2020 (the “2019 Inducement Plan”). The Board of Directors initially reserved 331,500 shares of our common stock under the 2019 Inducement Plan. As previously disclosed, in June 2020, the Board of Directors reserved an additional 700,000 shares of our common stock under the 2019 Inducement Plan to be used exclusively for grants of awards to individuals that were not previously employees or directors of the Company, as an inducement to the individual’s entry into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. The 2019 Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4). The 2019 Inducement Plan provides for the grant of equity-based awards, including options, restricted and unrestricted stock awards, and other stock-based awards, and its terms are substantially similar to the 2017 Plan, but with such other terms and conditions intended to comply with the Nasdaq inducement award exception.

As of June 1, 2021, there were 734,200 shares outstanding and 291,081 shares available for grant under the Inducement Plan.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in limited circumstances. Our directors and executive officers may also buy or sell additional shares of our common stock outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board of Directors, which is available on our website at www.sperotherapeutics.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of PricewaterhouseCoopers LLP. In fulfilling its responsibilities for the financial statements for fiscal year ended December 31, 2020, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management and PricewaterhouseCoopers LLP, our independent registered public accounting firm;

•

Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Public Company Accounting Oversight Board in accordance with Auditing Standard No. 1301, Communications with Audit Committees; and

•

Received written disclosures and the letter from PricewaterhouseCoopers LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP communications with the Audit Committee and the Audit Committee further discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Members of the Spero Therapeutics, Inc. Audit Committee

Frank E. Thomas (Chairman)

Scott Jackson

John C. Pottage, Jr., M.D.

Patrick Vink, M.D.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires directors, executive officers, and persons owning more than 10% of any class of a company’s equity securities registered under Section 12 of the Exchange Act to file reports on a timely basis on the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of such equity securities with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish those companies copies of all Section 16(a) forms they file.

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis during the year ended December 31, 2020, with the exception of a Form 4 filing for Ankit Mahadevia, M.D. related to transactions that occurred on June 22, 2020, June 23, 2020 and June 24, 2020, which was inadvertently filed late on June 29, 2020.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since January 1, 2019, to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We refer to such transactions as “related party transactions” and such persons as “related parties.” With the approval of our Board of Directors, we have engaged in the related party transactions described below. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unaffiliated third parties.

Investors’ Rights Agreement

We entered into an investors’ rights agreement at the time of our initial public offering with the purchasers of our outstanding preferred stock, including entities with which certain of our directors are affiliated. The investors’ rights agreement contains piggyback registration rights that are applicable in certain circumstances and expire on the 5th anniversary of our initial public offering.

Participation in Our March 2020 Rights Offering

On March 5, 2020, we completed a rights offering of (i) 1,046,249 shares of our common stock and (ii) 2,287 shares of our non-voting Series C Convertible Preferred Stock (the “Series C Preferred Stock”), with each share of Series C Preferred Stock convertible into 1,000 shares of our common stock, subject to certain ownership restrictions. Entities affiliated with BVF, which beneficially owns more than 5% of our outstanding common stock, purchased all 2,287 shares of Series C Preferred Stock for a total purchase price of $20,583,000, before deducting expenses related to the offering.

Participation in Our September 2020 Public Offering

On September 15, 2020, we completed an underwritten public offering of (i) 4,785,000 shares of our common stock and (ii) 3,215,000 shares of our non-voting Series D Convertible Preferred Stock (the “Series D Preferred Stock”), each at a price to the public of $10.00 per share, with the shares of Series D Preferred Stock convertible on a one-to-one basis into shares of our common stock, subject to certain ownership restrictions.

Certain of our existing stockholders and their affiliated entities purchased an aggregate of approximately $60 million of shares of our common stock and Series D Preferred Stock in our September 2020 offering at the public offering price. The table below sets forth the aggregate number of shares of our common stock and Series D Preferred Stock issued to our holders of more than 5% of our capital stock, or an affiliate thereof, at the time of the transaction:

	Shares of Common Stock	Shares of Series D Preferred Stock	Aggregate Purchase Price
Entities Affiliated with Aquilo Capital Management, LLC	2,500,000	—	$25,000,000
Entities Affiliated with BVF Inc.	285,000	3,215,000	$35,000,000

Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements, our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our Amended and Restated Certificate of Incorporation also requires us to advance expenses incurred by our directors and officers, subject to limited exceptions. We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Policies and Procedures for Related Party Transactions

We have adopted a written policy that requires all future transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons, as defined in Item 404 of Regulation S-K, or their affiliates, in which the amount involved is equal to or greater than the threshold amount proscribed by Item 404 of Regulation S-K, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has nominated Cynthia Smith, Scott Jackson and John C. Pottage, Jr., M.D. for re-election at the Annual Meeting. The Board of Directors currently consists of eight members, classified into three classes as follows: (i) Cynthia Smith, Scott Jackson and John C. Pottage, Jr., M.D. constitute our Class I directors with a term ending at the at the upcoming Annual Meeting; (ii) Patrick Vink, M.D. and Frank E. Thomas constitute our Class II directors with a term ending at the 2022 annual meeting; and (iii) Milind Deshpande, Ph.D., Jean-François Formela, M.D., and Ankit Mahadevia, M.D. constitute our Class III directors with a term ending at the 2023 annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The Board of Directors has voted to nominate Cynthia Smith, Scott Jackson and John C. Pottage, Jr., M.D. for election at the Annual Meeting as Class I directors for a term of three years to serve until the 2024 annual meeting of stockholders, and until their respective successors are elected and qualified. The Class II directors (Patrick Vink, M.D. and Frank E. Thomas) and the Class III directors (Milind Deshpande, Ph.D., Jean-François Formela, M.D., and Ankit Mahadevia, M.D.) will serve until the annual meeting of stockholders to be held in 2022 and 2023, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Cynthia Smith, Scott Jackson and John C. Pottage, Jr., M.D. In the event that either nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

We have no formal policy regarding diversity of our board members, but our Corporate Governance Guidelines provide that the background and qualifications of the members of our Board of Directors considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our Board of Directors in fulfilling its responsibilities. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, the ability to contribute positively to the collaborative culture among our board members, knowledge of our business, understanding of the competitive landscape in which we operate and adherence to high ethical standards.

Required Vote

A plurality of the votes cast FOR each nominee at the Annual Meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF CYNTHIA SMITH, SCOTT JACKSON AND JOHN C. POTTAGE, JR., M.D. AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2: INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2021. PricewaterhouseCoopers LLP was our independent registered public accounting firm for the fiscal years ended December 31, 2019 and 2020. The Board of Directors proposes that the stockholders ratify this appointment. We expect that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint PricewaterhouseCoopers LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with PricewaterhouseCoopers LLP and concluded that PricewaterhouseCoopers LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2021.

The following table presents fees for professional audit services and other services rendered by PricewaterhouseCoopers LLP to the Company for the fiscal years ended December 31, 2020 and December 31, 2019:

	Fiscal Year 2020	Fiscal Year 2019
Audit Fees(1)	$777,000	$794,000
Audit-Related Fees(2)	55,000	45,000
Tax Fees(3)	—	29,000
All Other Fees(4)	2,800	2,800

Total	$834,800	$870,800

(1)

Audit fees consisted of audit work performed in the preparation of financial statements, the review of the interim consolidated financial statements, and related services that are normally provided in connection with registration statements.

(2)

Audit related fees consist of fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.

(3)	Tax fees incurred in 2019 consist of fees for professional services, including tax consulting and compliance performed by PricewaterhouseCoopers LLP.

(4)	All other fees represent payment for access to the PricewaterhouseCoopers LLP online accounting research and financial disclosure databases.

Policy on Audit Committee Pre-Approval of Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee reviews and pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

In the event the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

Required Vote

The affirmative vote of the holders of a majority in voting power of the votes cast by the holders of the shares of our common stock present or represented at the Annual Meeting and voting affirmatively or negatively is required to ratify the appointment of the independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3: APPROVE AMENDMENTS TO 2017 STOCK INCENTIVE PLAN

Our Board of Directors is requesting that our stockholders approve amendments to the Spero Therapeutics, Inc. 2017 Stock Incentive Plan (the “Existing 2017 Plan”), including: (i) to increase the number of shares of common stock authorized for issuance by 3,200,000 shares, (ii) to remove the “evergreen” provision historically included therein and (iii) to make certain other amendments. The complete text of the amendments are set forth in the Spero Therapeutics, Inc. Amended and Restated Stock 2017 Stock Incentive Plan, a copy of which is attached as Appendix A to this proxy statement (the “Amended 2017 Plan”). Since our IPO, we have not increased or otherwise amended the Existing 2017 Plan until our Board of Directors approved these proposed amendments on June 24, 2021, which is subject to your stockholder approval at the Annual Meeting. When the Existing 2017 Plan was adopted, we had approximately 34 employees. As of June 1, 2021, we have 102 employees. We are seeking these amendments in order to facilitate our organizational growth as we prepare for the launch of our first commercial product.

Except for the foregoing, the terms of Existing 2017 Plan as previously approved by our stockholders before our IPO shall remain in full force and effect. In determining the number of shares to request for approval under the Amended 2017 Plan, our Compensation Committee worked with management and an independent compensation consultant to evaluate a number of factors, including our corporate strategy and compensation needs, our recent and projected share usage, share usage at companies of similar sector and size and the total potential dilution level. For the reasons below, we believe that the size of the increase is reasonable to support our continued growth and success while being protective of stockholder dilution and consistent with market practice for a clinical-stage biopharmaceutical company of our size and circumstances.

Key Considerations for Requesting Additional Shares

Our Board of Directors focused on the key considerations described below in adopting the Amended 2017 Plan and requesting your approval. Please note that the outstanding shares of common stock are based on 29,678,265 shares of common stock outstanding as of June 1, 2021. This does not include an additional 6,367,000 shares of common stock underlying our outstanding convertible preferred stock as of such date, which are held by funds affiliated with BVF, Inc. as described above in the table captioned “Security Ownership of Certain Beneficial Owners and Management”.

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Inadequate Number of Shares Available for Granting: As of June 1, 2021, we had only 225,221 shares of our common stock available for issuance under the Existing 2017 Plan, or about 0.76% of the shares of common stock outstanding. While we have some additional capacity under our 2019 Inducement Plan (i.e., 291,081 shares), the overall number of shares available for granting is inadequate for our needs. For reference, such capacity represents only about 1.74% of our shares of common stock outstanding. Furthermore, grants under the 2019 Inducement Plan are of limited utility because they (i) may be granted only to new hires and are subject to other Nasdaq Stock Market limitations and (ii) are ineligible to provide the recipient with the favorable tax treatment afforded by Section 422 of the Internal Revenue Code, as amended (the “Code”). We use the term “equity plans” when referring to both the Existing 2017 Plan and 2019 Inducement Plan. We currently expect the additional share authorization under the Amended 2017 Plan, together with the remaining shares available for grant thereunder as of June 1, 2021, and the remaining shares under the 2019 Inducement Plan (a combined total of 3,716,302 shares) to provide us with enough shares for awards for up to two years, with such timing dependent on a variety of factors, as further described below under “The Additional Shares and Future Needs.”

We believe our future success continues to depend in part on our ability to attract, motivate and retain high quality employees and directors; thus, our ability to provide equity-based and incentive-based awards under the Amended 2017 Plan is critical to achieving this success. Without adequate shares available for equity compensation, we might be compelled to increase significantly the cash component of our employee compensation, which would consume cash needed to advance our clinical programs and to launch and commercialize tebipenem HBr, which are the drivers of value for our stockholders. Replacing equity awards with cash may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Further, a lack of equity compensation to offer would put us at competitive disadvantage to recruit and retain employees, and would hamper our ability to align our compensation with long-term stockholder value creation.

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Shares Subject to Outstanding Awards: As of June 1, 2021, the shares subject to outstanding awards under the Existing 2017 Plan (3,813,715 shares) and 2019 Inducement Plan (734,200 shares), aggregate to 4,547,915 shares, or 15.32% of the common stock outstanding. Such outstanding awards under our equity plans have a consolidated weighted average exercise price of $11.16 and a consolidated weighted average remaining term of 7.79 years.

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Overhang from Our Equity Plans: As of June 1, 2021, the equity overhang, represented by (a) the sum of all outstanding awards under our equity plans, plus the number of shares available for issuance pursuant to future awards under such equity plans as a percentage of (b) the sum of (i) the number of shares of our common stock outstanding as of June 1, 2021, plus (ii) the number of shares described in clause (a) above, was 15%. If the Amended 2017 Plan is approved by stockholders, the equity overhang would be 22% (or approximately 19% inclusive of the common stock underlying our outstanding convertible preferred stock).

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Burn Rate of Our Equity Plans. For the fiscal years of 2020, 2019, and 2018, our burn rate was 5.43%, 6.15% and 3.15%, respectively, on an “option equivalent basis.” These rates were calculated by dividing the number of shares subject to awards granted during the fiscal year by the weighted average number of shares outstanding during the fiscal year. We multiplied full-value awards such as RSUs and performance shares by 1.5 to calculate “option equivalents.” Our average burn rate over this three-year period was 4.91%. We have been advised by our independent compensation consultant that among pharmaceuticals and biotechnology companies in the Russell 3000 index (excluding any company also in the S&P 500) the three-year average burn rate is 5.33%. Our own three-year average burn rate is modest relative to this broader industry trend.

We believe that we have demonstrated a commitment to sound equity compensation practices. We recognize that equity compensation awards dilute shareholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of shareholder interests.

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The Additional Shares and Future Needs: Our Compensation Committee considered our historic burn rate levels and the impact of utilizing regular annual equity compensation grants in determining how long the additional share authorization could potentially last. We intend to utilize the shares authorized under Amended 2017 Plan to continue our practice of incentivizing key individuals through equity awards. We currently expect the additional share authorization under the Amended 2017 Plan, together with the remaining shares available for grant thereunder as of June 1, 2021, and the remaining shares under the 2019 Inducement Plan (a combined total of 3,716,302 shares) to provide us with enough shares for awards for up to two years, with such timing dependent on a variety of factors, including the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Amended 2017 Plan could last for a shorter or longer time.

The following is a brief summary of the Amended 2017 Plan. This summary is qualified in its entirety by reference to the text of the Amended 2017 Plan, a copy of which is attached as Appendix A to this proxy statement.

Summary of Material Features of the Amended 2017 Plan

Eligibility. The Amended 2017 Plan allows us, under the direction of our Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the Amended 2017 Plan. As of June 1, 2021, there were approximately 109 individuals eligible to participate in the Existing 2017 Plan.

Corporate Governance Aspects of the Plan. The Amended 2017 Plan includes several provisions that we believe promote best practices by reinforcing alignment with stockholders’ interests. These provisions include, but are not limited to, the following:

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No Liberal Share Recycling: Shares that are withheld to satisfy any tax withholding obligation related to any stock award or for payment of the exercise price or purchase price of any stock award under the Amended 2017 Plan will not again become available for issuance under the Amended 2017 Plan. Shares repurchased by the Company with the proceeds of option exercises will also not be available for reissuance.

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No Liberal Change-in-Control Definition: Non-double trigger vesting may only be enacted in the event the Company is to be consolidated with or acquired by another entity in a merger, consolidation, sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company in a single transaction or a series of related transactions other than a transaction to merely change the state of incorporation (a “Corporate Transaction”); such non-double trigger vesting is not available in the absence of an actual change-in-control.

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No Discounted Options or Stock Appreciation Rights: Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date except to replace equity awards due to a Corporate Transaction.

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No Repricing without Stockholder Approval: Other than in connection with corporate reorganizations or restructurings, at any time when the exercise price of a stock option is above the fair market value of a share, the Company will not, without stockholder approval, reduce the exercise price of such stock option and will not exchange such stock option for a new award with a lower (or no) purchase price or for cash.

•	No Transferability: Equity awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

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No Dividends: The Amended 2017 Plan prohibits, for all award types, the payment of dividends or dividend equivalents before the vesting of the underlying award but permits accrual of dividends or dividend equivalents to be paid upon vesting.

•	No Excise Tax Gross-Ups or Reload Option Grants.

•	No Evergreen: The Amended 2017 Plan does not contain any “evergreen” provisions to increase shares available for issuance as equity awards.

Shares Available for Issuance. The Existing 2017 Plan currently provides for the issuance of up to 2,696,401 shares of our common stock plus an “evergreen” provision, which provides an annual increase on the first day of each fiscal year of the Company during the period beginning in fiscal year 2019, and ending on the second day of fiscal year 2027, equal to the lesser of: (i) 607,324 or the equivalent of such number of shares after the Compensation Committee, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Existing 2017 Plan; (ii) 4% of the number of outstanding shares of common stock on such date; and (iii) an amount determined by the Compensation Committee. The foregoing has resulted in there having been a total of 4,518,373 shares of our common stock authorized for issuance under the Existing 2017 Plan since its adoption, which amount includes the automatic increase effective as of January 1, 2019, 2020, and 2021.

The Amended 2017 Plan removes the “evergreen” provision and adds an additional 3,200,000 shares of common stock for issuance. If approved by stockholders, the Amended 2017 Plan, as combined with the remaining capacity in the Existing 2017 Plan as of June 1, 2021 (225,221 shares), would mean we would have 3,425,221 shares in total available for future awards under the Amended 2017 Plan. We also have available for issuance the 291,081 shares remaining under the 2019 Inducement Plan as of June 1, 2021.

Generally, shares of common stock reserved for awards under the Amended 2017 Plan that lapse or are canceled (other than by exercise) will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes are not available again for future awards. In addition, shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the Amended 2017 Plan.

The aggregate grant date fair value of shares granted to any non-employee director under the Amended 2017 Plan in any calendar year may not exceed $750,000; provided however that the foregoing limitation shall not apply to stock rights made pursuant to an election to receive the stock right in lieu of cash for all or a portion of fees received for service on the Board of Directors or any committee thereof.

Stock Options. Stock options granted under the Amended 2017 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. Incentive stock options may be granted to employees of the Company and its affiliates. Non-qualified options may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than ten years. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability but will not be exercisable if the termination of service was due to cause.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain time or performance-based vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited. During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the holder of such restricted stock is not entitled to receive dividends during the restricted period and the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Restricted Stock Units. Restricted stock units are phantom shares that vest in accordance with terms and conditions established by the Compensation Committee and when the applicable restrictions lapse, the grantee shall be entitled to receive a payout in shares, cash or a combination thereof based on the number of restricted stock units as specified in the award agreement. Dividend equivalents may accrue but shall not be paid prior to and only to the extent that, the restricted stock unit award vests.

Other Stock-Based Awards. The Amended 2017 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to stock appreciation rights and phantom stock awards. Our Board of Directors or Compensation Committee may award such stock-based awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period or achievement of one or more performance goals.

Plan Administration. In accordance with the terms of the Amended 2017 Plan, our Board of Directors has authorized our Compensation Committee to administer the Amended 2017 Plan.

Administration. The Amended 2017 Plan authorizes the Board of Directors or a committee of the board to grant incentive stock options, non-qualified stock options, restricted and unrestricted stock awards and other stock-based awards. The Amended 2017 Plan affords the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and authorizes a variety of award types designed to advance the interests and long-term success of the Company by encouraging stock ownership among employees (including officers), non-employee directors and certain consultants or other service providers of the Company and its subsidiaries. By its terms, the Amended 2017 Plan may be amended by the Compensation Committee provided that any amendment that the Compensation Committee determines requires stockholder approval is subject to receiving such stockholder approval. Our Compensation Committee continues to retain full discretion under the Amended 2017 Plan to determine the number and amount of awards to be granted under the Amended 2017 Plan, subject to the terms of the Amended 2017 Plan. Future benefits that may be received by participants under the Amended 2017 Plan are not determinable at this time.

The Compensation Committee may delegate part of its authority and powers under the Amended 2017 Plan to one or more of our directors and/or officers, but only the Compensation Committee can make awards to participants who are subject to the reporting and other requirements of Section 16 of the Securities Exchange Act of 1934. In accordance with the provisions of the Amended 2017 Plan, our Compensation Committee determines the terms of awards, including:

•	which employees, directors and consultants will be granted awards;

•	the number of shares subject to each award;

•	the vesting provisions of each award;

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the Amended 2017 Plan.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the Amended 2017 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the exercise price per share of stock options or purchase price, if any, to reflect such subdivision, combination or stock dividend.

Corporate Transactions. Upon a merger or other reorganization event, our Board of Directors, may, in its sole discretion, take any one or more of the following actions pursuant to the Amended 2017 Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

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upon written notice to a participant provide that the participant’s options must be exercised (either to the extent then exercisable or at the discretion of the Board of Directors, any such options being made partially or fully exercisable) and unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

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in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options (either to the extent then exercisable or at the discretion of the Board of Directors, any such options being made partially or fully exercisable), and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

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provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event; and

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with respect to stock grants and in lieu of any of the foregoing, our Board of Directors or an authorized committee may provide that, upon consummation of the transaction, each outstanding stock grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such transaction to a holder of the number of shares of common stock comprising such award (to the extent such stock grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of our Board of Directors or an authorized committee, all forfeiture and repurchase rights being waived upon such transaction).

Amendment and Termination. The Amended 2017 Plan may be amended by our stockholders. It may also be amended by our Board of Directors or our Compensation Committee, provided that any amendment approved by our Board of Directors or Compensation Committee which is of a scope that requires stockholder approval as required by (i) the rules of the Nasdaq Stock Market, (ii) in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Code, or (iii) for any other reason, is subject to obtaining such stockholder approval. No such amendment may adversely affect any rights under any outstanding award without the holder’s consent unless such amendment is required by applicable law or necessary to preserve the economic value of such award.

Duration of Plan. The Amended 2017 Plan will expire by its terms on June 30, 2027.

Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Amended 2017 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Amended 2017 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:

Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:

Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:

With respect to stock grants under the Amended 2017 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Stock Units:

The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Plan Benefits

Since the adoption of the Existing 2017 Plan through June 1, 2021, we have granted the following stock options and restricted stock units under the Existing 2017 Plan to the individuals and groups listed below. In all cases, the securities underlying stock options were shares of our common stock.

Name and Position	Number of Stock Options	Number of Restricted Stock Units
Ankit Mahadevia, M.D.	1,252,784	22,250
Cristina Larkin	357,529	9,250
David Melnick, M.D.	328,286	9,250
All Current Executive Officers as a group	2,156,990	40,750
All Current Directors who are not executive officers as a group	288,846	—
Each Associate of all directors, nominees and executive officers	—	—
Each person who received 5% of such awards	—	—
All Employees who are not current executive officers as a group	2,660,277	9,250

Other than as provided by the terms of our Non-Employee Director Compensation Policy, as amended, the amounts of future grants under the Amended 2017 Plan are not determinable and will be granted at the sole discretion of the Compensation Committee or other delegated persons, and we cannot determine at this time either the persons who will receive such awards under the Amended 2017 Plan or the amount or types of any such awards.

On June 1, 2021, the closing market price per share of our common stock was $14.68, as reported by The Nasdaq Stock Market.

Required Vote

The affirmative vote of the holders of a majority in voting power of the votes cast by the holders of the shares of our common stock present or represented at the Annual Meeting and voting affirmatively or negatively is required to approve the Amended 2017 Plan.

If the Amended 2017 Plan is approved, it will become effective immediately following the Annual Meeting, and we will have up to 3,425,221 shares authorized for future awards thereunder (subject to adjustment in the event of stock splits and similar events). If the Amended 2017 Plan is not approved, then the Existing 2017 Plan shall remain in effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO THE 2017 STOCK INCENTIVE PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 60,000,000 SHARES TO 120,000,000 SHARES

Our authorized capital stock has been unchanged since our IPO in November 2017. Currently, our Amended and Restated Certificate of Incorporation authorizes 60,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which of which 29,678,265 shares of common stock and 3,218,152 shares of preferred stock (convertible into 6,367,000 of common stock) were outstanding as of June 1, 2021. On June 24, 2021, our Board of Directors approved, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 60,000,000 to 120,000,000. Having the additional authorized shares available will provide additional flexibility to use our common stock for business and financial purposes in the future as well as to have sufficient shares available to provide appropriate equity incentives to assist in the recruitment and retention of employees, as discussed in Proposal 3.

The proposed amendment would not increase or otherwise affect our authorized preferred stock, nor would it have any effect on par value. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Our stockholders do not have pre-emptive rights with respect to the common stock, nor do they have cumulative voting rights. Accordingly, should the Board of Directors issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase any of such shares, and their percentage ownership of our then outstanding common stock could be reduced.

A copy of the amendment to our Restated Certificate of Incorporation is attached as Appendix B to this proxy statement. If our stockholders approve the proposal, subject to the discretion of the Board of Directors, we will file the amendment to our Amended Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable.

As of June 1, 2021, approximately 29,678,265 shares of our common stock were issued and outstanding (excluding treasury shares) and approximately an additional 10,914,915 shares were reserved for issuance upon the conversion of existing securities and exercise of options granted under our various stock-based plans. Accordingly, if all of the 10,914,915 shares reserved for issuance were issued, a total of approximately 19,406,820 shares of common stock remains available for future issuance.

Our Board of Directors believes that it is in the best interests of our company and our stockholders to increase the number of authorized shares of common stock in order to give us greater flexibility in considering and planning for potential business needs. Management believes that the availability of additional authorized shares for issuance from time to time in our Board of Directors’ discretion is desirable in order to avoid repeated separate amendments to our Amended and Restated Certificate of Incorporation and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments.

We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•	financing transactions, such as public or private offerings of our common stock or convertible securities, including “at-the-market” (“ATM”) offerings under our existing or future sales agreement;

•	partnerships, collaborations and other similar transactions;

•	our equity incentive plans;

•	strategic investments or acquisitions of other businesses or assets; and

•	other corporate purposes that have not yet been identified.

We currently have no specific understandings, arrangements or agreements with respect to any future acquisitions that would require us to issue a material amount of new shares of our common stock, except for the issuance of common stock pursuant to our equity incentive plans, exercise and vesting of our outstanding options and restricted stock units, and any potential issuances of common stock under our ATM agreement. However, our Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future, and the availability of additional shares of common stock for issuance is, in management’s view, prudent and will afford us flexibility in acting upon financing transactions to strengthen our financial position and/or commercial partnership opportunities that may arise.

We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of common stock proposed to be authorized, except as required by law, regulatory authorities or rules of the Nasdaq Stock Market or any other stock exchange on which our shares may then be listed. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power.

Potential Anti-takeover Effects

Since this amendment will provide that the number of authorized shares of common stock will be 120,000,000, the amendment, if effected, will result in an increase in the number of authorized but unissued shares of our common stock and could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of our Board of Directors. An increase in our authorized shares could potentially deter takeovers, including takeovers that our Board of Directors has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law and Nasdaq) in one or more transactions that could make a change in control or takeover more difficult. The amendment could make the accomplishment of a given transaction more difficult even if it is favorable to the interests of stockholders. For example, we could issue additional shares of common stock without further stockholder approval so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the amendment may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

We have not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but we would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in our control or our management. Although the amendment has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the amendment could facilitate future attempts by us to oppose changes in our control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of our common stock.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote will be required for the approval of an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AND PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the Code of Business Conduct and Ethics is posted on our website at www.sperotherapeutics.com and will be made available to stockholders without charge, upon request, in writing to the Secretary of the Company at Spero Therapeutics, Inc., 675 Massachusetts Avenue, 14th Floor, Cambridge, Massachusetts 02139. Disclosure regarding any amendments to, or waivers from, provisions of the Code of Business Conduct and Ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2022 annual meeting of stockholders (the “2022 Annual Meeting”), we must receive stockholder proposals (other than for director nominations) no later than April 19, 2022. To be considered for presentation at the 2022 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received not less than 90 days nor more than 120 days prior to the first anniversary of this year’s Annual Meeting; provided, however, that in the event that the date of the 2022 Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the this year’s Annual Meeting, a stockholder’s notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

Proposals that are not received in a timely manner will not be voted on at the 2022 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, Spero Therapeutics, Inc., 675 Massachusetts Avenue, 14th Floor, Cambridge, Massachusetts 02139.

Cambridge, Massachusetts

July 6, 2021

APPENDIX A

SPERO THERAPEUTICS, INC.

AMENDED AND RESTATED 2017 STOCK INCENTIVE PLAN

(As Amended on ____, 2021)

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Spero Therapeutics, Inc. 2017 Stock Incentive Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the term Administrator means the Committee.

Affiliate means a corporation or other entity which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means a written or electronic document setting forth the terms of a Stock Right delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Cause means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

Code means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $0.001 par value per share.

Company means Spero Therapeutics, Inc., a Delaware corporation.

Consultant means any natural person who is an advisor or consultant who provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.

Corporate Transaction means a merger, consolidation, or sale of all or substantially all of the Company’s assets or the acquisition of all of the outstanding voting stock of the Company (or similar transaction) in a single transaction or a series of related transactions by a single entity other than a transaction merely to change the state of incorporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Exchange Act means the United States Securities Exchange Act of 1934, as amended.

Fair Market Value of a Share of Common Stock means:

(1)    If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the consolidated tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2)    If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the most recent trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3)    If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine in compliance with applicable laws.

ISO means an option intended to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or Consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Performance-Based Award means a Stock Grant or Stock-Based Award which vests based on the attainment of written Performance Goals.

Performance Goals means performance goals determined by the Committee in its sole discretion and set forth in an Agreement. The satisfaction of Performance Goals shall be subject to certification by the Committee. The Committee has the authority to take appropriate action with respect to the Performance Goals (including, without limitation, making adjustments to the Performance Goals or determining the satisfaction of the Performance Goals in connection with a Corporate Transaction) provided that any such action does not otherwise violate the terms of the Plan.

Plan means this Amended and Restated Spero Therapeutics, Inc. 2017 Stock Incentive Plan.

Securities Act means the Securities Act of 1933, as amended.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award or a right to Shares or the value of Shares of the Company granted pursuant to the Plan.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain Consultants to the Company and its Affiliates in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a)    The number of Shares which may be issued from time to time pursuant to this Plan shall be [3,485,529]1 of shares of Common Stock for new awards, plus the shares underlying awards already outstanding under the existing 2017 Plan, or equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan.

(b)    If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire at not more than its original issuance price any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code. In addition, any Shares repurchased using exercise price proceeds will not be available for issuance under the Plan.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

(a)    Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

[1]

3,200,000 additional shares, plus the number of shares remaining available for grant under the existing 2017 Plan as of the 2021 annual meeting, including shares that are expected to be forfeited and returned to the existing 2017 Plan by such time. The bracketed number shall not exceed 3,485,529 shares.

(b)    Determine which Employees, directors and Consultants shall be granted Stock Rights;

(c)    Determine the number of Shares for which a Stock Right or Stock Rights shall:

(i) Stock Rights with respect to more than 1,000,000 Shares (after taking into consideration the reverse stock split in connection with the Company’s initial public offering) be granted to any Participant in any fiscal year; and

(ii) the aggregate grant date fair value of Shares to be granted to any non-employee director under the Plan in any calendar year may not exceed $750,000 dollars; provided however that the foregoing limitation shall not apply to Stock Rights made pursuant to an election to receive the Stock Right in lieu of cash for all or a portion of fees received for service on the Board of Directors or any Committee thereof;

(d)    Amend any term or condition of any outstanding Stock Right, including, without limitation, (other than to reduce the exercise price or purchase price without stockholder approval) to accelerate the vesting schedule or extend the expiration date, provided that (i) such term or condition as amended is permitted by the Plan; (ii) any such amendment shall not impair the rights of a Participant under any Stock Right previously granted without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Paragraph 6(b)(iv) below with respect to ISOs and pursuant to Section 409A of the Code;

(e)    Determine and make any adjustments in the Performance Goals included in any Performance-Based Awards; and

(f)    Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board of Directors or the Committee shall be authorized to grant a Stock Right to any director of the Company or to any “officer” of the Company as defined by Rule 16a-1 under the Exchange Act.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan; provided, however, that each Participant must be an Employee, director or Consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person in anticipation of such person becoming an Employee, director or Consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or Consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify that individual from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, directors or Consultants.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

(a)    Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

(i)

Exercise Price: Each Option Agreement shall state the exercise price (per share) of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(ii)	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

(iii)

Vesting Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain performance conditions or the attainment of stated performance goals or events.

(iv)

Additional Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a shareholders agreement in a form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(v)	Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

(b)    ISOs: Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(i)	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above, except subsections (i) and (v) thereunder.

(ii)	Exercise Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.

Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock on the date of grant of the Option; or

B.

More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of the Common Stock on the date of grant of the Option.

(iii)	Term of Option: For Participants who own:

A.

Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.

More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv)

Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000).

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)    Each Agreement shall state the purchase price per share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b)    Each Agreement shall state the number of Shares to which the Stock Grant pertains;

(c)    Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events or such other performance criteria upon which such rights shall accrue and the purchase price therefor, if any; and

(d)    Dividends (other than stock dividends to be issued pursuant to Paragraph 24 of the Plan) may accrue but shall not be paid prior to the time, and only to the extent that, the restrictions or rights to reacquire the Shares subject to the Stock Grant lapse.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the right to terminate the Stock-Based Award without the issuance of Shares, the terms of any vesting conditions, Performance Goals or events upon which Shares shall be issued; provided that dividends (other than stock dividends to be issued pursuant to Paragraph 24 of the Plan) or dividend equivalents may accrue but shall not be paid prior to and only to the extent that, the Shares subject to the Stock-Based Award vest. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise price (per share) that is less than the Fair Market Value per share of Common Stock on the date of grant or (b) expire more than ten years following the date of grant.

The Company intends that the Plan and any Stock-Based Awards granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock-Based Award (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 8.

9.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) having a Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised, or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having a Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

10.	PAYMENT IN CONNECTION WITH THE ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

Any Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months (if required to avoid negative accounting treatment) and having a Fair Market Value equal as of the date of payment to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

The Company shall, when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

11.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.

12.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or such Participant’s legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

(a)    A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to such Participant to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

(b)    Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO be exercised later than three months after the Participant’s termination of employment.

(c)    The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

(d)    Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Administrator or the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

(e)    A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than three (3) months, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the date that is six (6) months following the commencement of such leave of absence.

(f)    Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all of such Participant’s outstanding Options have been exercised:

(a)    All outstanding and unexercised Options as of the time the Participant is notified such Participant’s service is terminated for Cause will immediately be forfeited.

(b)    Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

15.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement,

(a)    A Participant who ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i)	To the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of service due to Disability; and

(ii)

In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of the Participant’s termination of service due to Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of the Participant’s termination of service due to Disability.

(b)    A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not been terminated due to Disability and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option. The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement,

(a)    In the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i)	To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii)

In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

(b)    If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, director or Consultant or, if earlier, within the originally prescribed term of the Option.

17.	EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS AND STOCK-BASED AWARDS.

In the event of a termination of service (whether as an Employee, director or Consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant or a Stock-Based Award and paid the purchase price, if required at the time, such grant shall terminate.

For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an Employee, director or Consultant of the Company or any Affiliate.

18.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service (whether as an Employee, director or Consultant), other than termination for Cause, death or Disability for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all forfeiture provisions or Company rights of repurchase (other than rights to repurchase at then fair market value following termination of service as an Employee, director or Consultant) shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.

19.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an Employee, director or Consultant) with the Company or an Affiliate is terminated for Cause:

(a)    All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified that such Participant’s service is terminated for Cause.

(b)    Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

20.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an Employee, director or Consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21.	EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an Employee, director or Consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant or Stock-Based Award through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.

22.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under the Plan unless and until the following conditions have been fulfilled:

(a)    The person who receives a Stock Right shall warrant to the Company, prior to the receipt of Shares, that such person is acquiring such Shares for such person’s own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(b)    At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

23.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted, to the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to such Participant hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

(a)    Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, each Stock Right and the number of shares of Common Stock deliverable thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise or purchase price per share, and in the Performance Goals applicable to outstanding Performance-Based Awards to reflect such events. The number of Shares subject to the limitations in Paragraphs 3(a), 3(b) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

(b)    Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a Corporate Transaction, the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), may, as to outstanding Options, take any of the following actions (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Subparagraph) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subparagraph (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

With respect to outstanding Stock Grants or other Stock-Based Awards, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants or other Stock-Based Awards on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants or other Stock-Based Awards either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant or other Stock-Based Award shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of shares of Common Stock comprising such Stock Grant or other Stock-Based Award (to the extent such Stock Grant or other Stock-Based Awards is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction). For purposes of determining such payments, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board of Directors.

In taking any of the actions permitted under this Paragraph 24(b), the Administrator shall not be obligated by the Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

(c)    Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation, limited liability company or other entity are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

(d)    Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to, the effect of any Corporate Transaction and, subject to Paragraph 4, its determination shall be conclusive.

(e)    Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (a), (b) or (c) above with respect to Options shall be made only after the Administrator determines whether such adjustments would (i) constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or (ii) cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may in its discretion, refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on such holder’s income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

25.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under the Plan or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer.

29.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO shall notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30.	TERMINATION OF THE PLAN.

The Plan will terminate on June 30, 2027, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of the Plan shall not affect any Stock Rights theretofore granted.

31.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise), and to the extent necessary to qualify the Shares issuable under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect such Participant’s rights under a Stock Right previously granted to such Participant. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Nothing in this Paragraph 31 shall limit the Administrator’s authority to take any action permitted pursuant to Paragraph 24.

32.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating such Participant’s own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33.	SECTION 409A.

If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of such Participant’s separation from service, to the extent any payment under this Plan or pursuant to the grant of a Stock-Based Award constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock-Based Right may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from service.

The Administrator shall administer the Plan with a view toward ensuring that Stock Rights under the Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under the Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board of Directors, nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board of Directors shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.

34.	INDEMNITY.

Neither the Board of Directors nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

35.	CLAWBACK.

Notwithstanding anything to the contrary contained in this Plan, the Company may recover from a Participant any compensation received from any Stock Right (whether or not settled) or cause a Participant to forfeit any Stock Right (whether or not vested) in the event that the Company’s Clawback Policy then in effect is triggered.

36.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

APPENDIX B

CERTIFICATE OF AMENDMENT

TO

RESTATED CERTIFICATE OF INCORPORATION

OF

SPERO THERAPEUTICS, INC.

It is hereby certified that:

FIRST:	The name of the corporation is Spero Therapeutics, Inc. (the “Corporation”).

SECOND:

The Restated Certificate of Incorporation of the Corporation, filed on November 6, 2017 (the “Restated Certificate of Incorporation”) is hereby amended by striking out the first paragraph of Article Fourth in its entirety and by substituting in lieu of the following:

“FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 130,000,000 shares, consisting of 120,000,000 shares of Common Stock, $.001 par value per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock, $.001 par value per share (the “Preferred Stock”).”

THIRD:

The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, effective as of this      day of                         , 2021.

SPERO THERAPEUTICS, INC.

By:
Ankit Mahadevia, M.D.
President and Chief Executive Officer

B-1

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2021 Annual Meeting Proxy Card
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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proposals — The Board of Directors recommends a vote FOR all the director nominees listed under Proposal 1 and FOR Proposals 2, 3 and 4.
1. Election of Directors:
+
For
Withhold
For
Withhold
For
Withhold
01—Cynthia Smith
02—Scott Jackson
03—John C. Pottage, Jr., M.D.
2. To ratify the appointment of PricewaterhouseCoopers LLP, an
For
Against Abstain
3. To approve amendments to the 2017 Stock Incentive Plan.
For
Against Abstain
independent registered public accounting firm, as the
independent auditors of Spero Therapeutics, Inc. for the fiscal year ending December 31, 2021.
4. To approve an amendment to our Amended and Restated
Certificate of Incorporation to increase the total number of shares of common stock authorized for issuance thereunder
from 60,000,000 shares to 120,000,000 shares.
Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

The 2021 Annual Meeting of Stockholders of Spero Therapeutics, Inc. will be held on
August 17, 2021 at 10:00 a.m. EST, virtually via the internet at meetings.computershare.com/M26ZGDV
To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.
The password for this meeting is — SPRO2021.
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Proxy — Spero Therapeutics, Inc. Notice of 2021 Annual Meeting of Stockholders
+
Proxy Solicited by Board of Directors for Annual Meeting — August 17, 2021
Ankit Mahadevia, M.D. and Satyavrat Shukla (the “Proxies”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2021 Annual Meeting of Stockholders of Spero Therapeutics, Inc. to be held on August 17, 2021 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Cynthia Smith, FOR Scott Jackson, FOR John C. Pottage, Jr., M.D. and FOR Proposal 2, the ratification of PricewaterhouseCoopers LLP as independent auditors for Spero Therapeutics, Inc. for the fiscal year ending December 31, 2021, FOR Proposal 3, to approve amendments to the 2017 Stock Incentive Plan, and FOR Proposal 4, to approve an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock authorized for issuance thereunder from 60,000,000 shares to 120,000,000 shares.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Proposals to be voted on appear on reverse side)
Non-Voting Items
Change of Address — Please print new address below.    Comments — Please print your comments below.